UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Sun Communities, Inc.

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NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
April 6, 2021

Dear Fellow Shareholders:
The Board of Directors of Sun Communities, Inc. ("Company," "us," "we," and "our") cordially invites you to attend the 2021 Annual Meeting of Shareholders (the "Annual Meeting"). Due to the public health impact of the coronavirus (COVID-19) pandemic, to comply with government directives and support the health and well-being of our shareholders, the Annual Meeting will be conducted in a virtual meeting only format on Wednesday, May 19, 2021, at 11:00 a.m. EDT. Shareholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity. Information on how to participate in this year's virtual meeting can be found on page 82.

How to Attend the Annual Meeting

Date and Time	Location	Record Date
Online Wednesday, May 19, 2021, 11:00 a.m. EDT	Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/SUI2021	Close of business March 12, 2021
Items of Business
At the Annual Meeting, you will be asked to:
1.Elect eight directors to serve until our 2022 annual meeting of shareholders or until their successors shall have been duly elected and qualified;
2.Conduct a non-binding advisory vote on executive compensation;
3.Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2021; and
4.Consider any other business properly brought before the Annual Meeting.

Who Can Vote
If you were a holder of record of the Company's common stock at the close of business on March 12, 2021 (the "Record Date"), you are entitled to notice of, and to vote at, the Annual Meeting or any adjournments.

How to Cast Your Vote
YOUR VOTE IS IMPORTANT TO US. Please vote as promptly as possible.

Internet	Call	Mail
Before the Annual Meeting - www.proxyvote.com During the Annual Meeting - www.virtualshareholdermeeting.com/SUI2021	(800) 690-6903	Mail your proxy card or voter instruction form

Thank you for your interest in Sun Communities, Inc.

By Order of the Board of Directors

Karen J. Dearing, Secretary
This Proxy Statement and our Annual Report to shareholders for the year ended December 31, 2020, are available at www.proxyvote.com.

		Table of Contents

PROXY STATEMENT SUMMARY	1		PROPOSAL NO. 3 - Ratification of Selection of Grant Thornton LLP
			Summary	77
PROPOSAL NO. 1 - Election of Directors			Report of the Audit Committee	78
Summary	9		Fees Paid to Independent Registered Public Accounting Firm	79
Overview of Your Board Nominees	9
Qualifications, Expertise and Attributes	10		SHAREHOLDER PROPOSALS
Director Biographical Summary	11		Proposals for the 2022 Annual Meeting	81
Consideration of Director Nominees	15
Director Compensation	16		GENERAL INFORMATION
			About the Annual Meeting	82
CORPORATE GOVERNANCE			Other Matters	86
Board of Directors	21
Board's Role in Risk Oversight	21		APPENDIX A
Committees of the Board of Directors	22		Non-GAAP Financial Measures	88
Board Leadership Structure and Independence of Non-Employee Directors	28
Compensation Committee Interlocks and Insider Participation	28
Stakeholder Outreach and Engagement	29
Communications with the Board	30
Certain Relationships and Related Party Transactions	31
Environmental, Social and Governance	33

SECURITY OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners	40
Security Ownership of Directors and Executive Officers	41

PROPOSAL NO. 2 - Advisory Vote to Approve Named Executive Officer Compensation
Summary	42

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis	43
Compensation Committee Report	68

INFORMATION ABOUT EXECUTIVE OFFICERS
Executive Officers Biographies	70
Employment Agreements	71
Change of Control and Severance Payments	73
Tax and Accounting Implications	75

Glossary
Board - Sun Communities, Inc. Board of Directors		NCG Committee - Nominating and Corporate Governance Committee of the Board
CDC - Centers for Disease Control and Prevention		NEO - Named Executive Officers identified in this Proxy Statement
CNOI - Controllable Net Operating Income		NOI(1) - Net Operating Income
Core FFO(1) - Core Funds From Operations		NYSE - New York Stock Exchange
Core FFO(1) per Share - Core Funds From Operations Attributable To Sun Communities, Inc. Common Stockholders and Dilutive Convertible securities Per Share Fully Diluted		OP Unit - Unit representing an ownership interest in the Operating Partnership
DEI - Diversity, Equity, and Inclusion		Operating Partnership - Sun Communities Operating Limited Partnership
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization		Recurring EBITDA(1) - Recurring Earnings Before Interest, Taxes, Depreciation and Amortization
EDT - Eastern Daylight Time		REIT - Real Estate Investment Trust
ERM - Enterprise Risk Management		RPS - Revenue Producing Site
ESG - Environmental, Social and Governance		RV - Recreational Vehicle
Exchange Act - Securities Exchange Act of 1934		Same Community NOI - Net Operating Income of properties that we have owned for at least the preceding year
FFO - Funds From Operations		SEC - Securities and Exchange Commission
GAAP - United States Generally Accepted Accounting Principles		Safe Harbor Executive Committee - Safe Harbor Marinas Executive Committee which is currently comprised of Gary A. Shiffman, Arthur A. Weiss and Baxter R. Underwood
MH - Manufactured Housing		SHS - Sun Home Services, Inc.
MH Finance Committee - Manufactured Housing Finance Committee of the Board		TSR - Total Shareholder Return
NAREIT - National Association of Real Estate Investment Trusts		WHO - World Health Organization
(1) Definitions of Core FFO, Recurring EBITDA and NOI are detailed in the Non-GAAP Financial Measures discussion in Appendix A.

SUN COMMUNITIES, INC.
PROXY STATEMENT
Introduction

This Proxy Statement contains information related to the 2021 Annual Meeting of Shareholders (the "Annual Meeting") of Sun Communities, Inc. ("Company," "us," "we," and "our"). Due to the public health impact of the COVID-19 pandemic, to comply with government directives and support the health and well-being of our shareholders, the Annual Meeting will be conducted in a virtual meeting only format on Wednesday, May 19, 2021, at 11:00 a.m. EDT. Shareholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity by logging in at www.virtualshareholdermeeting.com/SUI2021. Information on how to participate in this year's meeting can be found on page 82.

On or about April 6, 2021 we began mailing a notice containing instructions on how to access these proxy materials to all shareholders of record at the close of business on March 12, 2021 (the "Record Date").

Proxy Statement Summary

Sun Communities, Inc., a Maryland corporation, and all wholly-owned or majority-owned and controlled subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership (the "Operating Partnership"), Sun Home Services, Inc., a Michigan corporation ("SHS") and Safe Harbor Marinas, LLC ("Safe Harbor") are referred to herein as the "Company," "us," "we," and "our." We are a fully integrated, self-administered and self-managed real estate investment trust ("REIT").

This summary highlights information contained elsewhere in the Proxy Statement. It does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

We utilize Core FFO, Same Community NOI, and Recurring EBITDA as supplemental measures of performance. These measures are further defined and reconciled to the most directly comparable measures under GAAP in the Non-GAAP Financial Measures set forth in Appendix A.

About Our Annual Meeting

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our General Information section beginning on page 82 of this Proxy Statement.

Agenda and Voting Recommendations

Proposals		Board Recommendation	Page
1	Election of eight directors	FOR	9
2	Non-binding advisory vote on executive compensation	FOR	42
3	Ratification of selection of Grant Thornton LLP	FOR	77

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2020 in Review

In 2020, we demonstrated the resilience of our operating model and the desirability of our communities, while further expanding our platform for growth. Despite the challenges presented by the pandemic and the parallel economic impact on regional and national markets, we fared very well. The events of last year amplified the importance of having time-tested procedures and operational protocols in place – which provided us with direction and perspective to confidently navigate a rapidly changing operating environment. We believe the Sun playbook, along with our disciplined approach to capital deployment, created growth opportunities for our Company.

Our initial reaction to COVID-19 was swift and decisive. With no certainty to the duration of the pandemic or the length of time the required closure of 44 of our resorts would continue, we implemented capital conservation strategies, rent hardship programs, team member and guest safety and health protocols and numerous other relief and support measures which can be found in more detail on page 36. In addition, our executives and board members voluntarily forewent their base salaries (except for the minimum amount to comply with certain federal overtime pay rules) and annual board retainer and committee fees for the second quarter of the year.

Our progress in 2020 was underpinned by the dedication of our team and the tailwinds propelling each of our business lines. With this backdrop, our shareholders provided us with the capital to continue our growth initiatives as we completed two sizeable equity raises totaling $1.9 billion. The resilience of our MH and RV resort portfolios allowed us to add over 2,500 revenue producing sites, expand total occupancy by 90 basis points to 97.3 percent, deliver same community NOI growth of 4.0 percent, and Core FFO per share growth of 3.5 percent over the prior year. The demand for affordable housing remained evident throughout the year. Even with the various shelter in place restrictions throughout 2020 and into 2021, applications to live in a Sun Community achieved an all-time high as we received almost 50,000 applications in 2020 and sold nearly 2,900 homes.

Our RV resorts were solid performers even with late openings for 44 of our resorts due to shelter in place restrictions in the second quarter. We experienced record demand in the second half of the year as travelers who wanted an increased level of control and safety chose our resorts for some much-needed respite. This sustained demand translated into an extended season in the fourth quarter where we saw transient RV revenues increase by 18 percent as compared to the same period in 2019.

The stability and resilience of our platform allowed us to continue to pursue our four core investment strategies. The first is reinvestment in our properties to ensure sustained demand and maintain the high quality of our assets. Our second investment strategy is the pursuit of accretive acquisitions – which in 2020 translated to nearly $3.0 billion of investments in MH communities, RV resorts and the addition of another asset class with the acquisition of the Safe Harbor marina portfolio. Third is expansion of our existing communities and resorts where we carefully identify opportunities to add additional sites in properties that exhibit high occupancy and continued strong demand, thereby adding incremental growth and increasing overall returns in assets we already own. Fourth is a greenfield development program where we selectively pursue the construction of new communities and resorts to enhance our long-term growth profile. In 2020, we delivered over 1,300 vacant ground up and expansion sites that will incrementally contribute to our growth in 2021 and beyond.

Our platform for value creation has been expanded with the $2.0 billion acquisition of Safe Harbor, completed in the fourth quarter. This transaction adds a third business line to our platform that shares many of the same characteristics of MH and RV including: high demand but limited supply due to barriers to entry, stable consistent cash flows and resilience through economic cycles. This transaction, along with the subsequent acquisition of seven additional marinas, firmly established Sun as the largest marina owner in the country with 106 marinas across 22 states and also expands our customer base. We anticipate marinas to be a meaningful contributor to our external growth in the coming years given attractive return characteristics and the highly fragmented nature of the sector. The top five marina operators account for less than 5 percent ownership of total marinas providing us with a compelling consolidation opportunity. We have already begun capitalizing on our position as a premier owner by adding $466 million in acquisitions since the close of the transaction. We are excited about our expansion into marinas and are further encouraged by new boater growth where industry sources report a 35 percent increase in first time boat owners year over year. Adding this new outlet for external growth initiatives will support our goal of providing industry-leading growth in the years ahead.

Including Safe Harbor, we invested in 130 operating properties, valued at $3.0 billion which added 45,800 MH and RV sites, and marina wet slips and dry storage spaces to our portfolio. We continued to actively pursue attractive acquisition opportunities of marinas, and MH and RV properties, covering both age-restricted and all age communities.

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Equally important to providing superior returns for our shareholders is our commitment to consistently improve our ESG practices. In 2019 we published our inaugural corporate responsibility report and we have continued to augment and add to the programs we initiated at that time. Our priorities include the incorporation of additional renewable energy sources, along with engagement with third party experts to enhance and further develop expected outcomes of our diversity, equity and inclusion efforts.

Highlights of our performance include:

(1)Source: KeyBanc "The Leaderboard" publication.
(2)Source: S&P Global as of December 31, 2020.
(3)Source: Citi Investment Research, December 31, 2020.

As a reflection of our performance and our ability to generate industry-leading results, we have continually raised our dividend each year since 2016. Concurrently, our stock price has increased on average 19.9 percent per year over the five years ended December 31, 2020, delivering industry leading value to our shareholders as our Core FFO has grown on average 7.7 percent over the same five years.

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Director Nominee Highlights

	Gary A. Shiffman	Tonya Allen	Meghan G. Baivier	Stephanie W. Bergeron	Brian M. Hermelin	Ronald A. Klein	Clunet R. Lewis	Arthur A. Weiss
Independent Director		☑	☑	☑	☑	☑	☑
Age	66	48	41	67	55	63	74	72
Director Since	1993	2021	2017	2007	2014	2015	1993	1996
Audit Committee			☑	Chair	☑		☑
Compensation Committee					Chair	☑	☑
NCG Committee			Chair	☑		☑
Executive Committee	☑					☑		☑
MH Finance Committee						Chair		☑

Our Board has a variety and the depth of knowledge, judgment and experience necessary to provide effective oversight and vision. We continue to assess the composition of our Board to align our strategies and ensure a robust and diverse set of skills and experiences among Board members. Our current director diversity and experience and change in director tenure, are shown below:

Director Diversity and Experience
Property Operations
25%
Legal / Regulatory
38%
Marketing / Investor Relations
63%
Corporate Governance
75%
Capital Markets
75%
Real Estate Experience
88%
Mergers and Acquisitions
88%
Financial Expertise
88%
Executive Leadership and Talent Development
100%
Board Experience
100%

We are committed to diversity in our team and on our Board of Directors and currently have a board with 38 percent gender diversity and 13 percent racial / ethnic diversity.

Director Tenure	As of 2020	As of 2015
10 or More Years	50%	63%
0-9 Years	50%	37%

Additional details about each of the director nominees can be found beginning on page 9.

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Executive Compensation Highlights

Philosophy and Objectives

Our executive officer compensation program supports our commitment to provide superior shareholder value. This program is designed to:

}	Attract, retain, and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;
}	Base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;
}	Create a link between the performance of our stock and executive compensation; and
}	Position executive compensation levels to be competitive with other similarly situated public companies, especially those in the real estate industry.

Compensation Best Practices

What We Do
☑	Pay for Performance: Majority of pay is performance based and not guaranteed.
☑	Clawback Policy: We maintain a clawback policy that provides for recovery of incentive compensation in the event of a financial restatement due to material non-compliance with federal securities law.
☑	Stock Ownership Guidelines: Executives must comply with stock ownership requirements (6x multiple of salary for CEO; 4x multiple of salary for other executives).
☑	Annual Compensation Risk Review: Annually assess risk in compensation programs.
☑	Challenging Performance Objectives: Set challenging performance objectives for annual incentives.
☑
Double Trigger Change of Control Agreements: An executive is entitled to severance only if, within a specified period following the change of control, he or she is terminated without cause or for good reason, or the successor company does not expressly assume his or her employment agreement.

☑
Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest.

What We Don't Do
☒	No Hedging: Directors and executive officers are prohibited from hedging their ownership of stock.
☒
Pledging: Directors and executive officers are prohibited from pledging any of the Company's securities as collateral for indebtedness unless the NCG Committee has first reviewed and approved the terms of the pledge.

☒
No Excise Tax Gross Ups: The Company will not enter into any new agreements, or materially amend any existing employment agreements with its executives that provide excise tax gross-ups in the event of a change of control of the Company.

Additional details about each of our executive officers can be found on page 70.

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2020 Executive Compensation Summary

Executive Officer	Salary		Non-Equity Incentive	Stock Awards		All Other Compensation	2020 Total
Gary A. Shiffman	$521,027	(1)	$1,383,674	$9,208,679		$29,043	$11,142,423
John B. McLaren	$397,614	(1)	$1,050,000	$3,541,800		$8,836	$4,998,250
Karen J. Dearing	$323,641	(1)	$850,000	$3,541,800		$6,490	$4,721,931
Bruce D. Thelen	$376,640		$382,500	$814,200		$8,878	$1,582,218
Baxter R. Underwood	$57,500		$—	$9,547,118	(2)	$100	$9,604,718
(1)Named executive voluntarily forewent base salary (except for the minimum amount to comply with certain federal overtime pay rules) for the second quarter of 2020.
(2)This represents the value of the 69,368 stock awards issued to Mr. Underwood in connection with the acquisition of Safe Harbor.
For detailed information regarding 2020 executive compensation, refer to the Summary Compensation Table section beginning on page 63.

}	Executive officer base salaries are the same for the sixth year in a row for individuals who have serviced as executive officers since then.
}	The long-term incentive award program measures performance based on relative TSR over a multi-year period (with an absolute TSR modifier) and does not include performance goals that overlap with the annual incentive award program.

Refer to the Compensation Discussion and Analysis section beginning on page 43 for additional information regarding our executive officer compensation program.

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Environmental, Social and Governance Highlights

Environmental and Social Highlights and Achievements

Energy Conservation

Conserve energy through energy efficiency measures:

LED Lights Program: At the end of 2020, 95 percent or over 400 communities and resorts were retrofitted with LED lights. When all of our existing properties are retrofitted, we expect to save between 30 and 40 million kilowatt hours across the portfolio per year.

Energy Conservation

Smart Thermostats Program: completed installation of ENERGY STAR certified smart thermostats at 312 locations. Anticipated savings of 12 percent on heating and 15 percent on cooling costs.

Solar Energy Program - Invested over $35.0 million in solar energy construction projects covering 32 property locations in California and Arizona.

Waste Reduction

Minimize waste through source reduction, reuse and recycling:

Paperless Initiatives resulted in estimated paper savings of 1,802,315 pages in 2020.

Recycling programs in place at 101 communities and resorts, provide residents the opportunity to reduce their environmental footprint.
Team Member Engagement Team members supported over 115 charitable organizations through corporate and individual team member donations. 100 percent of regular team members received safety training.

Awards and Recognition

In recognition of our commitment to creating a culture that values our team members while achieving significant financial growth, we were named a Great Place to Work in 2020, we were included in Crain's 2020 Cool Places to Work, and for the tenth consecutive year, we were named a Detroit Free Press Top Place to work.

Governance and Operational Highlights

}	Board composition is 38 percent female, exceeding the 2020 average of 23 percent for publicly traded REITs and 28 percent for S&P 500 companies.	}	All MH communities and RV resorts are inspected every six to eight weeks to ensure that we're meeting operational and safety standards.
}	Board composition is 13 percent racially / ethnically, diverse.	}	Comprehensive safety inspections of our MH communities and RV resorts are completed annually.
}	Board members have no mandatory retirement age.

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At Sun we adhere to the Golden Rule
Treat others the way you want to be treated!
Sun Communities is committed to upholding our core values to all of our stakeholders including team members, residents and guests, shareholders and communities. Integrating social responsibility across our business through our Sun Unity Program, fostering a productive work environment for our team members, and creating affordable housing opportunities for our residents are critical to our continued success.
Commitment: Our commitment is to be the best in the industry. We work hard to keep team members motivated and rewarded. Committed team members are part of our recipe for continued success and growth.

Intensity: The environment at Sun Communities is intense and full of positive energy. We work hard to increase the confidence and determination of our team members so they're prepared to meet daily challenges.

Empowerment: Providing the skills, resources, opportunities and motivation to ensure our team members succeed in their careers.
Accountability: Every team member, no matter his or her role, is equally responsible for contributing to the success of our company.
Service: We have built our culture around a simple service philosophy: The Golden Rule. We treat others the way we want to be treated.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

SUMMARY
What Am I Voting On?

At the Annual Meeting, eight directors will be elected. The NCG Committee evaluated each nominee in accordance with the committee's charter and our Corporate Governance Guidelines and submitted the nominees to the full Board for approval. All of the nominees were elected to the Board at the 2020 annual meeting, except for Ms. Allen who was appointed to serve as a director by the Board on February 11, 2021. Each of the directors has served continuously from the date of his or her election or appointment to the present time.

The term of each of our directors expires at the Annual Meeting, or when his or her successor is duly elected and qualified or upon his or her earlier resignation or removal. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until our 2022 annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

In the absence of directions to the contrary, proxies will be voted in favor of the election of the eight nominees named below.

Vote Required
A majority of the votes cast at the Annual Meeting is required for the election of each director. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Because broker non-votes are not considered votes cast for or against a candidate, they will not be counted in determining which nominees receive a majority of votes cast. Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares of common stock to approve the election of any substitute nominee proposed by the Board.

Board Recommendation: FOR
The Board unanimously recommends that you vote "FOR" each of the eight nominees named below:

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Qualifications, Expertise and Attributes

The following chart lists the attributes of each director, as determined by the NCG Committee:

Skills and Qualification	Gary A. Shiffman	Tonya Allen	Meghan G. Baivier	Stephanie W. Bergeron	Brian M. Hermelin	Ronald A. Klein	Clunet R. Lewis	Arthur A. Weiss
Board Experience	✓	✓	✓	✓	✓	✓	✓	✓
Gender and / or Racial / Ethnic Diversity		✓	✓	✓
Real Estate Industry	✓		✓	✓	✓	✓	✓	✓
Mergers and Acquisitions	✓		✓	✓	✓	✓	✓	✓
Property Operations	✓		✓
Financial Expertise	✓		✓	✓	✓	✓	✓	✓
Legal / Regulatory						✓	✓	✓
Capital Markets	✓		✓	✓	✓	✓	✓
Marketing / Investor Relations	✓		✓	✓	✓	✓
Executive Leadership and Talent Development	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓		✓	✓

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Director Biographical Summary

The following are biographical summaries of the individuals nominated for election at the Annual Meeting:

Gary A. Shiffman
Chairman, Chief Executive Officer and Director, Sun Communities, Inc.
66 years old
Director since: 1993
Committee Executive
Directorship Experience
Executive officer and director of SHS
Qualifications, Attributes, Skills and Experience
} Actively involved in the management, acquisition, rezoning, expansion, marketing, construction and development of MH communities and RV resorts for over 30-plus years
} Extensive network of industry relationships developed over the past 30 years
} Significant direct holdings through family-related interests in various real estate asset classes (office, multi-family, industrial, residential and retail)

Tonya Allen
Director, Sun Communities, Inc. President of the McKnight Foundation
48 years old
Director since: 2021
Directorship Experience
Serves as Chair of the Board of Directors at Oakland University
Qualifications, Attributes, Skills and Experience
} Institutional investment experience with public and private endowments, with large public and private equity holdings
} ESG leadership in diversity and inclusion, climate and energy and education and workforce development
} Former President and CEO of The Skillman Foundation
} Founded the Detroit Parent Network
} Fellowships with the German Marshall Fund, Aspen Institute and American Enterprise Institute
} Master's in Public Health, Master's in Social Work and Bachelor's in Sociology from the University of Michigan

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Meghan G. Baivier
Director, Sun Communities, Inc. Executive Vice President, Chief Financial Officer and Chief Operating Officer of Easterly Government Properties, Inc.
41 years old
Director since: 2017
Committees NCG Chair, Audit
Directorship Experience Sun Communities, Inc.
Qualifications, Attributes, Skills and Experience
} Financial advisory and capital markets transaction experience as former Vice President of Citigroup's Real Estate and Lodging Investment Banking group
} Former Equity Research Associate with Chilton Investment Company and High Yield Research Associate at Fidelity Management
} MBA from Columbia Business School, awarded the prestigious Feldberg Fellowship and BA from Wellesley College

Stephanie W. Bergeron, CPA, CGMA
Director, Sun Communities, Inc. President and Chief Executive Officer of Bluepoint Partners, LLC
67 years old
Director since: 2007
Committees Audit Chair, NCG
Directorship Experience
}	Serves on Henry Ford Health System Board of Trustees as chair of the Finance and Planning Committee and a member of the Audit and Strategic Planning Committees
}	Served on Audit Committees of several publicly traded companies (including as chair) and a number of not for profit organizations
Qualifications, Attributes, Skills and Experience
}	Financial consulting, accounting, treasury, investor relations and tax matters experience
}	Former President and Chief Executive Officer of Walsh College and named President Emerita
}	Former Senior Vice President - Corporate Financial Operations of The Goodyear Tire & Rubber Company
}	Former Vice President and Assistant Treasurer of DaimlerChrysler Corporation
}	Named one of Crain's Detroit Business' "Most Influential Women" in 1997 and in 2007

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Brian M. Hermelin
Director, Sun Communities, Inc. Co-founder and Managing Partner of Rockbridge Growth Equity LLC Co-founder and General Partner of Detroit Venture Partners, LLC
55 years old
Director since: 2014
Committees Compensation Chair, Audit
Directorship Experience
} Chair of the Audit Committee of Jack Ohio LLC
} Former Chairman of Active Aero Group / USA Jet Airlines Inc.
Qualifications, Attributes, Skills and Experience
} Private equity and venture capital experience focusing on companies in the business services, financial services, sports, media and entertainment and consumer direct marketing industries
} Former Chief Executive Officer of Active Aero Group / USA Jet Airlines Inc.
} Graduate of the Wharton School of the University of Pennsylvania

Ronald A. Klein
Director, Sun Communities, Inc. Principal of JK Ventures LLC
63 years old
Director since: 2015
Committees MH Finance Chair, NCG, Compensation and Executive
Directorship Experience
} Director of TCF Financial Corporation (Chairman of the NCG and ESG Committee and a member of the Finance, Risk and Technology Committees)
} Actively involved with several closely-held companies in the real estate industry and the technology industry and board member of several non-profit organizations
} Former Director of Origen Financial, Inc., formerly a publicly traded Mortgage REIT that originated, securitized and serviced manufactured home loans
Qualifications, Attributes, Skills and Experience
} Extensive real estate acquisition and development, finance and capital markets experience
} Former CEO of Origen Financial, Inc.
} Graduate of the University of Michigan Law School

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Clunet R. Lewis
Lead Independent Director, Sun Communities, Inc. Retired attorney and businessman
74 years old
Director since: 1993
Committees Audit, Compensation
Directorship Experience
} Chaired Special Committees of our Independent Directors formed to review and evaluate corporate structure strategies
} Served as a Board Member, General Counsel, Chief Financial Officer, President and Managing Director of other public and private companies
Qualifications, Attributes, Skills and Experience
} Retired commercial lawyer specializing in mergers and acquisitions, debt financings, issuances of equity and debt securities and corporate governance and control issues

Arthur A. Weiss
Director, Sun Communities, Inc. Attorney and Chairman, Jaffe, Raitt, Heuer & Weiss, Professional Corporation
72 years old
Director since: 1996
Committees Executive, MH Finance
Directorship Experience
}	Chairman of Jaffe, Raitt, Heuer & Weiss, Professional Corporation
}	Director of TCF Financial Corporation (Chairman of the Compensation Committee, member of the Credit Administration Committee and TCF Strategic Committee)
}	Director of several closely held companies in the real estate, steel, technology and banking industries
}	Director and officer of a number of closely held public and private nonprofit corporations, including the Detroit Symphony Orchestra (executive committee member, treasurer and board member)
}	Jewish Federation & United Jewish Foundation of Metropolitan Detroit Financial and Best Business Practice Committees member
Qualifications, Attributes, Skills and Experience
}	Practices law in the areas of business planning, mergers and acquisitions, taxation, estate planning and real estate
}	MBA in finance and a post graduate LLM degree from New York University in taxation
}	Previously recognized as one of the nation's Top 100 Attorneys by Worth magazine and has been chosen over the last ten years as one of the Super Lawyers
}	Former Adjunct Professor of Law at Wayne State University and the University of Detroit

In addition to each director's qualifications, experience and skills outlined above and the minimum Board qualifications set forth below under "Consideration of Director Nominees," our NCG Committee looked for certain attributes in each director and based on these attributes, and the mix of attributes of the other incumbent directors, determined that each director should serve on our Board. The NCG Committee does not require that each director possess all of these attributes but rather that the Board is comprised of directors that, taken together, provide us with a variety and depth of knowledge, judgment and experience necessary to provide effective oversight and vision. These attributes include: (a) significant leadership skills as a chief executive officer and / or relevant board member experience, (b) real estate industry experience, (c) transactional experience, especially within the real estate industry, (d) relevant experience in property operations, (e) financial expertise, (f) legal or regulatory experience and (g) legal or regulatory experience in ESG initiatives and implementation.

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Consideration of Director Nominees

Board Membership Criteria

The Board has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended director nominee for a position on the Board:

}	the candidate must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing,
}	the candidate must be highly accomplished in his or her field, with superior credentials and recognition,
}	the candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards,
}	the candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the candidate may serve, and
}
the candidate's principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director's responsibilities to us or to our shareholders.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

}	a majority of the Board shall be "independent" as defined by the NYSE rules,
}	each of its Audit, Compensation, and NCG Committees shall be comprised entirely of independent directors, and
}	at least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the SEC.

Identifying and Evaluating Nominees

The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the NCG Committee's procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In evaluating proposed director candidates, the NCG considers the following qualifications that it believes nominees should have:

}	proven real estate and / or REIT experience,
}	track record of strong management and leadership capabilities at a successful organization,
}	sufficient time to devote to Board responsibilities, and
}	independence from the Company and its current directors and employees.

When nominating a sitting director for re-election, the NCG Committee will consider the director's performance on the Board and the director's qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

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Review of Shareholders' Director Nominees

The NCG Committee's current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the NCG Committee. All shareholder recommendations for director candidates must be submitted in writing to our Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, who will forward all recommendations to the NCG Committee. All shareholder recommendations for director candidates must be submitted to the Secretary no later than December 1st of the year immediately preceding the year of such annual meeting of shareholders and must include the following information:

}	the shareholder's name, address, number of shares owned, length of period held and proof of ownership,
}
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate,

}
a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time,

}	a description of all arrangements or understandings between the shareholder and the proposed director candidate,
}	the consent of the proposed director candidate to (1) be named in the proxy statement relating to our annual meeting of shareholders and (2) serve as a director if elected at such annual meeting, and
}	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Director Compensation

Mr. Shiffman, who is our Chairman of the Board and Chief Executive Officer, receives no additional compensation for his service as a director. The discussion below pertains to our non-employee directors.

Compensation Processes

Our Compensation Committee annually assesses the total compensation for non-employee directors relative to the compensation provided by similarly sized REITs and by our peer group. The Compensation Committee benchmarks our director compensation to that of our peers by comparing the aggregate total compensation of all of our non-employee directors to the aggregate total compensation of all of the non-employee directors of each of our peers. We believe the aggregate total compensation of all of our directors is more relevant to the interests of our shareholders than per-director compensation.

In 2020, the Compensation Committee, as part of its review of director compensation, reduced both cash and noncash payments to directors to better align director compensation with that of peers while continuing to appropriately compensate and incentivize directors to maximize shareholder value. The changes for 2020 include:

}	Reduction of Lead Independent Director cash compensation by 38 percent from $40,000 to $25,000.
}	Reduction of Audit Committee member cash compensation by 41 percent from $42,500 to $25,000 per member.
}	Reduction of Audit Committee chair cash compensation by 37 percent from $47,500 to $30,000.
}	No Increase in compensation for Compensation Committee, NCG Committee or Executive Committee members.
}	Reduction of the number of restricted shares awarded to each director to 1,700 restricted shares in 2020 as compared to 3,000 restricted shares in 2019, a 43 percent decrease.

Approved total cash compensation to non-employee directors for 2020 as compared to 2019 was reduced by 9 percent. As part of our COVID-19 expense mitigation efforts in the second quarter of 2020, all directors forewent their second quarter compensation, a 25 percent reduction from their approved 2020 cash compensation. As a result, the total cash compensation to the Board was reduced by 32 percent for 2020 as compared to 2019. The adjustments to both cash and noncash director compensation components in 2020 resulted in the total compensation payable to each individual Board member decreasing as compared with 2019.

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In an effort to align the interests of the Board with those of its shareholders, the Company's directors are subject to a stock ownership guideline policy. Under this policy, as of December 31, 2020, each director was required to own shares of our stock with a value equal to eight times his or her annual Board cash retainer (exclusive of committee and Lead Independent Director fees). As of December 31, 2020, the value of average company stock ownership by the Company's non-employee directors was 41 times the amount of the Board annual cash retainer, and each then-serving director was in compliance with the policy.

The Company also monitors its total director compensation expense, as a function of various Company metrics, to assure that the total expense is consistent with the Company's growth and overall shareholder value. The total director compensation expense as compared to the Company's total market capitalization, at year end, is a relevant factor to shareholder interests. From 2015 to 2020 the total director compensation as a percentage of the Company's total market capitalization declined by 64 percent.

One of the Company's objectives is to provide affordable housing solutions, regardless of geographic location, to residents within our communities. Ensuring there are adequate lending platforms and financing partners is critical for homeowners to be able to finance their manufactured homes. The MH Finance Committee of the Board plays a key role in providing expertise and a network of resources across the real estate and financial services industries to the Company's management in helping meet this objective. Mr. Klein is the Chair of the MH Finance Committee. For nearly two decades, Mr. Klein was the Chief Executive Officer and a director of Origen Financial, Inc., formerly a publicly traded Mortgage REIT that originated, serviced and securitized manufactured home loans. Mr. Klein, as Chair of the MH Finance Committee, has been instrumental in providing oversight and guidance to management in connection with manufactured housing finance matters. In particular, he has been actively involved in the Company's manufactured housing finance joint venture, GTSC, LLC. GTSC is in the business of acquiring, holding, financing, securitizing and selling loans secured, directly or indirectly, by manufactured homes located in the Company's communities. Mr. Klein has broad and deep experience in the origination, servicing, sale and securitization of manufactured housing loans, and has valuable insight into the manufactured housing finance industry and capital markets. Mr. Klein meets at least weekly with management to provide guidance, advice and direction to support the Company's manufactured housing finance activities, and is regularly updated as to GTSC's business, including oversight of negotiations and the structuring of various transactions. The Compensation Committee determined that the retainer fee of $100,000 for Mr. Klein as Chair of the MH Finance Committee is appropriate in light of his significant efforts and because he provides knowledge, experience and a skill set that the Company otherwise does not have. In 2020, the Company paid Mr. Klein a retainer fee of $75,000 for his service as chair of the MH Finance Committee because he forewent his retainer fee for the second quarter as part of the company's COVID-19 cost mitigation efforts.

Mr. Lewis' total director compensation had been the highest compensation for our non-employee directors for several years prior to 2018, due to his service on all standing committees (Audit, Compensation, and NCG), as chair of our Audit Committee, as our Lead Independent Director, and as chair of special committees charged with reviewing corporate structure strategies. In 2020, Mr. Lewis's overall cash compensation paid decreased 40 percent from what he received in 2019, as a result of 2020 compensation committee adjustments described above, and a 25 percent decrease due to COVID-19 related adjustments.

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2020 Non-Employee Director Compensation Tables

During 2020, our non-employee directors were entitled to receive the following fees:

Elements of Compensation	Chair	Member
Board Annual Retainer	$—	$80,000
Audit Committee	$30,000	$25,000
Compensation Committee	$22,500	$17,500
NCG Committee	$22,500	$17,500
Executive Committee	$—	$17,500
MH Finance Committee	$100,000	$17,500
Lead Independent Director	$—	$25,000
Board Restricted stock award(1)	$—	$251,549

The following table provides compensation for each non-employee member of the Board for the year ended December 31, 2020. The actual compensation reflects our reduction in cash fees from the approved amounts as each of our non-executive directors forwent cash fees in the second quarter of 2020 due to the COVID-19 pandemic.

Directors	Fees Earned Paid in Cash	2020 Restricted Stock Award(1)	Total	Aggregate number of restricted shares outstanding at December 31, 2020
Meghan G. Baivier	$95,625	$251,549	$347,174	7,500
Stephanie W. Bergeron	$95,625	$251,549	$347,174	7,500
Brian M. Hermelin	$95,625	$251,549	$347,174	7,500
Ronald A. Klein	$174,375	$251,549	$425,924	7,500
Clunet R. Lewis	$110,625	$251,549	$362,174	7,500
Arthur A. Weiss	$86,250	$251,549	$337,799	7,500
	$658,125	$1,509,294	$2,167,419	45,000
(1)The fair value associated with these awards was measured using the closing price of our common stock as of the grant date. Each non-employee director was granted 1,700 shares of restricted stock that will vest on January 8, 2023. For additional information on the valuation assumptions with respect to these grants, refer to Note 10, "Share-Based Compensation," in the Consolidated Financial Statements of our 2020 Annual Report on Form 10-K.

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Director Stock Ownership Guidelines

In an effort to align the interests of the Company's management with those of its shareholders, the Company has adopted a policy under which its non-employee directors are subject to equity ownership guidelines. Under these guidelines, each director is required to:

}	Own shares of our stock with a value equal to eight times his or her annual cash retainer (exclusive of chair or committee fees).
}	Achieve compliance with these guidelines by five years from the later of: (i) February 13, 2020, which was the date these guidelines were last amended, or (ii) the date he or she becomes a director.
}
Until he or she complies with the guidelines, or if he or she fails to comply due to a reduction in our stock price, he or she must retain at least 50 percent of all shares of restricted stock as they vest (not including any newly vested shares sold or withheld to pay applicable taxes).

As of March 12, 2021, each of our directors was in compliance with the stock ownership guidelines.

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RYBOVICH
RIVIERA BEACH, FLORIDA

Safe Harbor Marinas, LLC

Acquired in October 2020 Purchase Price - $2 Billion

The largest and most diversified marina owner and operator in the United States
        At acquisition, Safe Harbor comprised:

•99 marinas located primarily in prime coastal markets in 22 states,
•Over 38,800 total wet slips and dry storage spaces, and
•40,000 members, with average member tenure of 8.3 years.

A new platform to drive growth with:
•Strategic value, •High quality management team, •Differentiated product offering, and •Attractive capital improvement opportunities.

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CORPORATE GOVERNANCE

Effective corporate governance is essential for maximizing long-term value creation for our shareholders. Our beliefs have been grounded in a values-based ethically led organization; this foundation continues to guide our decisions and leadership.

Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our shareholders and proxy advisors, all with the goal of supporting and effectively overseeing our ongoing strategic growth.

The Company is governed by a Board and Committees of the Board that meet throughout the year.

Board of Directors

Our current directors are Gary A. Shiffman, Tonya Allen, Meghan G. Baivier, Stephanie W. Bergeron, Brian M. Hermelin, Ronald A. Klein, Clunet R. Lewis and Arthur A. Weiss. Under our charter, each of our directors serves for a one-year term or until his or her successor is duly elected and qualified.

The Board is elected by shareholders to oversee and provide guidance on the Company's business and affairs. It is the ultimate decision-making body of the Company except for those matters reserved for shareholders by law or pursuant to the Company's governance documents. The Board oversees management's activities in connection with proper safeguarding of the assets of the Company, maintenance of appropriate financial and other internal controls, compliance with applicable laws and regulations and proper governance. The Board is committed to sound corporate governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly, with integrity, and to position the Company to compete more effectively, sustain its success and build long-term shareholder value.

The Board meets quarterly, or more often as necessary. The Board met ten times during 2020 and took various actions by written consent. All directors attended at least 75 percent of the Board and each committee on which they served. All of our then-serving board members attended the 2020 annual meeting.

Board's Role in Risk Oversight

The Board oversees and implements its risk management function several different ways. Specifically, the Audit Committee directs our risk assessment and ERM policies with the Chief Financial Officer and other senior accounting staff, our internal auditor and our independent accountants in conjunction with its review of our financial statements.

Annually, our senior management and executive management teams identify, consolidate and prioritize risks facing the Company. Risk mitigation activities to prevent, mitigate and monitor key risks are formalized and response activities are planned or being planned in the event a risk event does occur. Key risks analyzed include macroeconomic (e.g., economic conditions or access to capital markets) issues, strategic (e.g., acquisitions or regulatory changes) issues and operational (e.g., succession planning, privacy / identity management, data recovery and cybersecurity) issues. As requested, the Company's ERM committee presents to the full Board, who take an active role in risk oversight. From time to time, the Audit Committee discusses with senior management the Company's risk appetite and strategies, risk culture and risk-related business processes.

In addition, the Board discusses the general risks we face, the risk factors disclosed in our annual and periodic reports and our risk management policies with our executive management team from time to time throughout the year. In the event that a specific risk is identified, the Board or the Audit Committee directs management to assess, evaluate and provide remedial recommendations to the Board or the Audit Committee. These efforts have included formalizing the Company's succession planning for executives and key employees, documenting and reviewing emergency preparedness plans to facilitate rapid response to a range of threats and cyber-security risk mitigation plans.

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We address potential, cybersecurity breaches and disruptions and disclosure of confidential information by implementing a variety of security measures intended to protect the confidentiality and security of this information including (among others) engaging reputable, recognized firms to help us design and maintain our information technology and data security systems, including testing and verification of their proper and secure operations on a periodic basis. We also maintain cyber risk insurance to provide some coverage for certain risks arising out of data and network breaches. Our senior leadership regularly updates the Board of Directors on security matters and meets at least annually to review program progress and plans, incidents if any, and emerging risks.

Committees of the Board of Directors

Several important functions of the Board may be performed by committees that are comprised of members of the Board. Our bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has five standing committees: an Audit Committee, a Compensation Committee, an NCG Committee, an Executive Committee and a MH Finance Committee.

You may find each of the following documents in the Governance section of our website at:
suncommunities.com/investor-relations/
•Committee Charters	•Corporate Governance Guidelines	•Code of Business Conduct and Ethics
In addition, we will send print copies of any of these documents to any shareholder who requests them.

The following chart summarizes the members and chair of each Committee:

Committee Chair (C) and Member (M)	Gary A. Shiffman	Meghan G. Baivier	Stephanie W. Bergeron	Brian M. Hermelin	Ronald A. Klein	Clunet R. Lewis	Arthur A. Weiss
Audit		M	C	M		M
Compensation				C	M	M
NCG		C	M		M
MH Finance					C		M
Executive	M				M		M

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Audit Committee
Members: Stephanie W. Bergeron (Chair), Meghan G. Baivier, Brian M. Hermelin and Clunet R. Lewis

All members of the Audit Committee are independent.
Meetings held in 2020: 4
Stephanie W. Bergeron, Committee Chair

Key Responsibilities
▶	Assists directors with oversight of the Company's (i) integrity of the financial statements, (ii) compliance with legal and regulatory requirements, (iii) qualifications, independence and performance of the independent auditors, and (iv) performance of internal audit function and to prepare the Audit Committee Report as required by the rules of the Securities and Exchange Commission (SEC) to be included in the annual proxy statement.
▶	Has sole authority to appoint, retain, terminate and determine the compensation of our independent auditors engaged to prepare or issue an audit report or other services by approving the engagement letter on an annual basis.
▶	Responsible for oversight of the work of the independent auditors and reviews the scope and results of the audit engagement.
▶	Approves professional services, auditing and non-audit services, provided by our independent auditors.
▶	Reviews qualifications, performance and independence of our independent auditors.
▶	Evaluates the performance, responsibility, budget and staffing and directs and controls our internal audit function.

Other Information
▶	Operates pursuant to a Seventh Amended and Restated Charter, approved by the Board in April 2020.
▶	The Board has determined that all current Committee members are "audit committee financial experts," as defined by SEC rules.

▶	During 2020, the Audit Committee members were Ms. Bergeron (Chair), Ms. Baivier, Mr. Hermelin and Mr. Lewis.

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Compensation Committee
Members: Brian M. Hermelin (Chair), Ronald A. Klein and Clunet R. Lewis

All members of the Compensation Committee are independent.
Meetings held in 2020: 5
Brian M. Hermelin, Committee Chair

Key Responsibilities
▶	Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers as may be designated by the Chief Executive Officer, evaluates the performance of such officers in light of such goals and objectives, and determines and approves the compensation of such officers based on these evaluations.
▶	Consults with executive management in developing a compensation philosophy.
▶	Approves the compensation of our other executive officers.
▶	Recommends to the Board for approval the compensation of the non-employee directors.
▶	Oversees our incentive-compensation plans and equity-based plans.
▶	Reviews and approves all compensation plans, employment agreements and severance agreements to be made with all existing or prospective executive officers.

Other Information
▶	Operates pursuant to a First Amended and Restated Charter, approved by the Board in March 2016.
▶	In addition to formal meetings, during 2020 committee members met frequently on an informal basis and met regularly with management to discuss executive compensation matters.

▶	During 2020, the Compensation Committee members were Mr. Hermelin (Chair), Mr. Klein and Mr. Lewis.

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NCG Committee
Members: Meghan G. Baivier (Chair), Stephanie W. Bergeron and Ronald A. Klein

All members of the NCG Committee are independent.
Meetings held in 2020: 5
Meghan G. Baivier, Committee Chair

Key Responsibilities
▶	Identifies individuals qualified to become Board members, consistent with criteria approved by the Board.
▶	Recommends that the Board select the committee-recommended nominees for election at each annual meeting of shareholders.
▶	Develops and recommends to the Board a set of corporate governance guidelines.
▶	Periodically reviews governance guidelines and recommends amendments and oversees the evaluation of the Board.
▶	Has sole authority to retain and terminate any search firm that is used to assist in identifying director candidates and has authority to approve any such search firm's fees and other retention terms.
▶	Considers diversity and skills in identifying nominees for service on our Board.
▶	Considers the entirety of the Board and a wide range of economic, social and ethnic backgrounds and does not nominate representational directors from any specific group.
▶	Reviews the Company's ESG strategy, initiatives and policies developed by management and receives updates from the Company regarding significant ESG activities.
▶	Administers the Company's Code of Business Conduct and Ethics.

Other Information
▶	Operates pursuant to a Second Amended and Restated Charter, approved by the Board in February 2020.
▶	In addition to formal meetings, during 2020 committee members met frequently on an informal basis, met regularly with management to discuss corporation governance issues and met informally with management to discuss director nomination and committee assignments.

▶	During 2020, the NCG Committee members were Ms. Baivier (Chair), Ms. Bergeron and Mr. Klein.

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MH Finance Committee
Members: Ronald A. Klein (Chair) and Arthur A. Weiss

No formal meetings in 2020 (see below)
Ronald A. Klein, Committee Chair

Key Responsibilities
▶	Reviews, considers and evaluates all potential sources of financing for manufactured homes.
▶	Oversees negotiations of the terms and conditions of any such financing, subject to the Board's approval of the definitive agreements.
▶	Oversees GTSC, the Company's MH Financing joint venture and the relationship with the joint venture partner.
▶	Plays a key role in providing expertise and a network of resources across the real estate and financial services industry.

Other Information
▶	Created by the Board in April 2016.
▶	Committee did not hold any formal meetings; however, during 2020 committee members (i) met informally on a consistent basis; (ii) met with management and GTSC joint venture partner on a regular basis to discuss MH financing matters; and (iii) engaged in extensive discussions with third parties regarding various opportunities and potential transactions.

▶	During 2020, the MH Finance Committee members were Mr. Klein (Chair) and Mr. Weiss.

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Executive Committee
Members: Gary A. Shiffman, Ronald A. Klein and Arthur A. Weiss

No formal meetings in 2020 (see below)

Key Responsibilities
▶	Manages our day-to-day business and affairs between regular Board meetings.
▶	Has specific authority to approve all acquisitions and / or financings (including refinancing of existing debt) by us or our subsidiaries up to a maximum purchase price or loan amount of $125 million per transaction.
▶	In no event may the Committee, without the prior approval of the Board acting as a whole:
	(i)	Recommend to the shareholders an amendment to our charter;
	(ii)	Amend our bylaws;
	(iii)	Adopt an agreement of merger or consolidation;
	(iv)	Recommend to the shareholders the sale, lease or exchange of all or substantially all of our property and assets;
	(v)	Recommend to the shareholders our dissolution or a revocation of a dissolution;
	(vi)	Fill vacancies on the Board;
	(vii)	Fix compensation of the directors for serving on the Board or on a committee of the Board;
	(viii)	Declare distributions or authorize the issuance of our stock;
	(ix)	Approve or take any action with respect to any related party transaction involving us; or
	(x)	Take any other action which is forbidden by our bylaws or charter.
▶	All actions taken by the Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board

Other Information
▶	Operates pursuant to a charter, approved by the Board in January 2014 and amended in February 2015 and July 2015.
▶	The Executive Committee may perform other functions as requested by the Board from time to time.
▶	Committee did not hold any formal meetings; however, various actions were taken by unanimous written consent during 2020 and the committee met informally on a periodic basis.

▶	In 2020, the Executive Committee members were Mr. Shiffman, Mr. Klein and Mr. Weiss.

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Board Leadership Structure and Independence of Non-Employee Directors

The Board and the NCG Committee assess and revise our leadership structure from time to time. The Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its shareholders. Gary A. Shiffman currently serves as our Chairman of the Board and Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer positions is the right corporate governance structure for us at this time as it most effectively utilizes Mr. Shiffman's extensive experience and knowledge regarding the Company and the manufactured home industry and provides for the most efficient leadership of our Board and the Company. The Board believes that Mr. Shiffman, rather than an independent director, is in the best position, as Chairman and Chief Executive Officer, to lead Board discussions regarding our business and strategy and to help the Board respond quickly and effectively to the many business challenges affecting the Company. The Board also believes that this structure is preferable because it allows one person to speak for and lead the Company and the Board and that splitting the roles of Chairman and Chief Executive Officer may cause the Company's leadership to be less effective.

Although the Board believes that it is more effective to have one person serve as our Chairman and Chief Executive Officer at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors (as described below) and independent Board committees, the Board appoints a Lead Independent Director on an annual basis to serve for a term of one year. Clunet R. Lewis is currently serving as Lead Independent Director. The Lead Independent Director calls and presides at the executive sessions of our independent directors, acts as a liaison between our management team and the Board and is responsible for identifying, analyzing and making recommendations to the Board with respect to certain strategic and extraordinary matters. The Board believes that its Lead Independent Director structure including the duties and responsibilities described above provides the same independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman.

The NYSE rules require that a majority of the Board consist of members who are independent. There are different measures of director independence under the NYSE independence rules, under Section 16 of the Exchange Act. The Board has reviewed information about each of our non-employee directors and determined that Tonya Allen, Meghan G. Baivier, Stephanie W. Bergeron, Brian M. Hermelin, Ronald A. Klein and Clunet R. Lewis are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. In 2020, the executive sessions occurred after many of the regularly scheduled meetings of the entire Board and may occur at such other times as the independent directors deem appropriate or necessary.

Compensation Committee Interlocks and Insider Participation

Brian M. Hermelin, Ronald A. Klein and Clunet R. Lewis served as members of the Compensation Committee of our Board during 2020. None of the members of the Compensation Committee has been or will be one of our officers or employees. We do not have any interlocking relationships between our executive officers and the Compensation Committee and the executive officers and compensation committees of any other entities, nor has any such interlocking relationship existed in the past.

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Stakeholder Outreach and Engagement

Sun Communities is committed to engaging stakeholders across our organization and throughout the broader communities in which we operate. Continuous engagement with our shareholders, team members, residents and guests, and local communities is paramount to our success.

Shareholders

We recognize the value of listening to the views of our shareholders, and the relationship with our shareholders is an integral part of our corporate governance practices. In addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings, we conduct shareholder outreach throughout the year to ensure that management and the Board of Directors understand and consider the issues of importance to our shareholders and are able to address them appropriately.

Our continuous engagement with our shareholders through quarterly earnings calls, SEC filings, proxy statements, press releases, investor conferences and our annual shareholder meeting provides transparency.

We welcome feedback from all shareholders who can contact our investor relation team by:

Internet	Call	Email	Mail
www.suncommunities.com	(248) 208-2500	investorrelations@suncommunities.com	Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034

Team Members

We engage, gather feedback from, and communicate with our team members through various channels, including annual team member satisfaction surveys; SunSource, our intranet site; a dedicated Concierge Team; the Sun Idea Box; and one-on-one meetings with leaders. We maintain an anonymous hotline and online portal for team members to report concerns, issues, or violations of our strict code of conduct, company policies, or laws, without fear of retaliation.

Residents and Guests

Resident and guest engagement is always of paramount importance at Sun. We value feedback from our residents and guests to improve our communities, resorts and services offered. We engage with them through community events, one-on-one daily interactions, newsletters, Net Promoter Score surveys and email communications that are designed to keep everyone informed about what's happening in their communities and resorts.

Local Communities

Community engagement is what helps make Sun Communities so successful. We actively participate in the broader communities in which we operate through our Sun Unity program. Refer to page 80 for more details on our Sun Unity and other community engagement initiatives.

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Communications with the Board

The Board welcomes the feedback from shareholders and other interested parties.

If you wish to communicate with	Write to
Any of the directors of the Board or The Board as a group	Name(s) of Director(s) / Board of Directors of Sun Communities, Inc. c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 200 Southfield, MI 48034
Audit Committee(1)	Chair of the Audit Committee of Sun Communities, Inc c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 200 Southfield, MI 48034
Non-management directors as a group	Non-Management Directors of Sun Communities, Inc. c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 200 Southfield, MI 48034
We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded to the addressee(s) promptly.
(1)You may communicate with the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters. You are welcome to make any such report anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

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Certain Relationships and Related Party Transactions

Policies and Procedures for Approval of Related Party Transactions

None of our executive officers or directors (or any family member or affiliate of such executive officer or director) may enter into any transaction or arrangement with us that reasonably could be expected to give rise to a conflict of interest without the prior approval of the NCG Committee.

Any such transaction or arrangement must be promptly reported to the NCG Committee or the full Board. Any such disclosure provided by an executive officer or director is reviewed by the NCG Committee and approved or disapproved.

In determining whether to approve such a transaction or arrangement, the NCG Committee takes into account, among other factors, whether the transaction was on terms no less favorable to us than terms generally available to third parties and the extent of the executive officer's or director's involvement in such transaction or arrangement.

The current policy was adopted and approved in 2004. All related party transactions disclosed below were approved by the NCG Committee, which determined that each such transaction was in the best interests of the Company and included pricing and other terms that are fair to the Company. Except for the Company's use of the airplane described below, which the NCG Committee ratified after such use, the NCG Committee provided prior approval of all such transactions in accordance with the Company's policy.

Related Party Transactions

Lease of Executive Offices. Gary A. Shiffman, together with certain of his family members, indirectly owns an equity interest of approximately 28.1 percent in American Center LLC, the entity from which we lease office space for our principal executive offices. Each of Brian M. Hermelin, Ronald A. Klein and Arthur A. Weiss indirectly owns less than one percent interest in American Center LLC. Mr. Shiffman is our Chief Executive Officer and Chairman of the Board. Each of Mr. Hermelin, Mr. Klein and Mr. Weiss is a director of the Company. Under this agreement, we lease approximately 103,100 rentable square feet of permanent space. We subsequently entered into an additional office space operating lease which commenced in January 2020. Under this agreement, we lease approximately 20,087 rentable square feet of permanent space. The initial term of each lease is until October 31, 2026 and the average gross base rent was $18.95 per square foot until October 31, 2020 with graduated rent increases thereafter. As of December 31, 2020, the average gross base rent was $19.45 per square foot. Each of Mr. Shiffman, Mr. Hermelin, Mr. Klein and Mr. Weiss may have a conflict of interest with respect to his obligations as our officer and / or director and his ownership interest in American Center LLC.

Use of Airplane. Gary A. Shiffman is the beneficial owner of an airplane that we use from time to time for business purposes. During the years ended December 31, 2020 and 2019, we paid $0.3 million and $0.4 million for the use of the airplane, respectively. Mr. Shiffman may have a conflict of interest with respect to his obligations as our officer and director and his ownership interest in the airplane.

Telephone Services. Brian M. Hermelin is a principal and a beneficial owner of an entity that installs and maintains emergency telephone systems at our properties. During the years ended December 31, 2020 and 2019, we paid $0.2 million for these services, respectively. Mr. Hermelin may have a conflict of interest with respect to his obligations as our director and his position with and ownership interest in the provider of these services.

Legal Counsel. During 2018-2020, Jaffe, Raitt, Heuer, & Weiss, Professional Corporation acted as our general counsel and represented us in various matters. Arthur A. Weiss is the Chairman of the Board of Directors and a shareholder of such firm. We incurred legal fees and expenses owed to Jaffe, Raitt, Heuer, & Weiss of approximately $13.3 million, $11.1 million and $7.1 million in the years ended December 31, 2020, 2019 and 2018, respectively.

Tax Consequences Upon Sale of Properties. Gary A. Shiffman holds limited partnership interests in the Operating Partnership which were received in connection with the contribution of properties from partnerships previously affiliated with him. Prior to any redemption of these limited partnership interests for our common stock, Mr. Shiffman will have tax consequences different from those on us and our public shareholders upon the sale of any of these partnerships. Therefore, we and Mr. Shiffman may have different objectives regarding the appropriate pricing and timing of any sale of those properties.

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To support the health and well-being of our team members and their families, Sun provides a variety of resources to assist in navigating the challenges of the COVID-19 pandemic. The resources touch on many of our well-being pillars including Social, Emotional, Community and Financial.

In-Kind	Back to School with Sun

Sun donated essential supplies to several schools near our main office including 12,000 face masks, 950+ bottles of sanitizer, cleaning wipes, face shields and thermometers.	A Virtual Resource for Our Kids at Sun was launched in October 2020.

Amenity Kits
Amenity kits are being provided to guests upon check-in which include hand sanitizer, face masks and sanitation wipes.

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Environmental, Social and Governance

We believe that commitment to environmental, social and governance stewardship is paramount to creating value for our shareholders, residents and guests, team members and the communities, resorts and marinas in which we live and serve.

In 2020, we prepared a report describing our progress and initiatives regarding sustainability and other ESG matters. For the most recent information regarding our ESG initiatives and related matters, please visit the "ESG" section of our corporate website at www.suncommunities.com/investor-relations/.

Environmental

Current Environmental Initiatives – We are fully committed to reducing our environmental impact across the scope of our operations and through the services we deliver to our residents and guests. We continue to identify opportunities to invest in energy-efficient technology, water efficiency, and waste reduction strategies throughout our communities, resorts and corporate headquarters. By conserving natural resources, reducing our carbon footprint, and participating in efforts to protect the environment through our Sun Unity program, we are striving to achieve our environmental sustainability goals.

} Waste Reduction: Minimize waste through source reduction, reuse and recycling.

•Our waste-reducing initiatives and recycling programs are aimed at minimizing our environmental footprint. Recycling programs in place at 101 communities and resorts, provide residents the opportunity to reduce their environmental footprint. Main office team members participate in paper reduction and recycling programs, as well as electronic equipment and battery recycling.
•Paperless Initiatives: In an effort to reduce paper usage and create efficiency for our customers, we have transitioned several of our paper-based processes to an electronic format. This resulted in estimated paper savings of 1,802,315 pages in 2020.

} Energy conservation: Conserve energy through energy efficiency measures.

•LED Lights Program: At the end of 2020, 95 percent, or over 400 communities and resorts were retrofitted with LED lights. When all of our existing communities and resorts are retrofitted, we expect to save between 30 and 40 million kilowatt hours across the portfolio per year.
•Smart Thermostats Program: Through December 31, 2020, we completed installation of ENERGY STAR certified smart thermostats at 312 locations. Through use of smart scheduling, there is an anticipated savings of 12 percent on heating and 15 percent on cooling costs. We estimate our smart thermostat program will reduce our energy usage by over 5 Million kWh per year and save us over $600,000 per year. We intend to monitor and improve this program during 2021.
•Solar Energy Program: We Invested over $35.0 million in solar energy construction projects covering 32 property locations in California and Arizona. We also Investigated the potential of solar energy solutions in all new ground-up developments and key properties across our portfolio.

} Water Reduction: Conserve water through water efficiency programs.

•We replaced over 40,000 water submeters to a real-time automatic meter reading system to monitor usage, detect leaks, and identify opportunities to further reduce water consumption.
•We reduced water consumption by retrofitting communities with water-efficient shower heads, faucets, toilets and irrigation systems.

Manufactured Housing Industry Environmental Impact – We are uniquely positioned to reduce the environmental impacts across our business through our role in acquiring, developing and expanding manufactured home communities and RV resorts. Manufactured homes are more energy efficient and produce less greenhouse gas emissions and waste than conventional site–homes.

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As the nation's premier owner and operator of manufactured housing communities and vacation destinations, we partner with home manufacturers to promote energy and water efficiency, indoor environmental quality and resource efficiency throughout the manufacturing process.

} To drive sustainability and operational efficiency, we only partner with manufacturers that use resources effectively.

} Assembly lines used in the production of manufactured homes allow reduced waste generation through precise cutting and effective machine utilization. Efficiencies that are gained through the manufactured housing development process translate to monetary savings that are passed to us, and ultimately to our resident homeowners and renters.

} Heating and cooling systems in manufactured houses can be up to 30 percent more efficient than standard homes, and manufactured houses feature strict insulation requirements and low-E glass windows. These factors lead to reduced dependency on public utilities for electric and gas services, environmental footprint, and utility cost savings for our residents, as compared to single family standard homes.

Social

We initiate social responsibility efforts largely through our "Sun Unity" program, where we join together to give back to the communities in which we live and serve. Community is woven into the fabric of what we do. The Sun Unity program focuses on:

Sun team members – We are committed to upholding our core values of commitment, intensity, empowerment, accountability and service to all of our stakeholders. These stakeholders include team members, residents and guests, shareholders, and the communities and resorts in which we operate:

} Diversity, equity and inclusion: We believe everyone is unique and are committed to promoting and celebrating those differences. We strive to create an inclusive environment that challenges, inspires, rewards, and transforms our team to be the best and understand the important role diversity plays in fulfilling that goal.

In 2020, we engaged with external stakeholders and third-party expertise to enhance and further develop our implementation of and expected outcomes of our diversity, equity and inclusion efforts.

} Hiring Military Members and Veterans: As of December 31, 2020, active military and veterans made up eight percent of our workforce, an example of our targeted diversity efforts. We honor our military team members by donating to a charitable organization and presenting them with an annual challenge coin. Sun has also made significant charitable contributions to support Homes for Our Troops.

} Training:

•Safety and governance training – We actively seek opportunities to minimize health, safety, and environmental risks to our team members and the residents in the communities and resorts we serve by utilizing safe operating procedures and practices. As part of our commitment to safety, we oversee annual safety training programs for all MH and RV employees to provide tools and safeguards for accident prevention. Our managers are responsible for ensuring that team members receive the appropriate training to perform their jobs safely. 100 percent of Sun team members, other than Safe Harbor employees, received safety training. We plan on ensuring all employees at our recently acquired marinas receive similar training in the future. In addition to safety training, all MH and RV employees are required to complete annual training on key governance topics, including fair housing, harassment-free workplace, diversity and inclusion, and cybersecurity and data protection.
•Road to Success – This training program is available to community and resort managers, assistant managers, and sales managers. This is a hybrid training approach that includes online courses, one-on-one coaching, and in-person training at the main office. It covers a variety of topics that include leadership, communication, culture and daily operations. All content delivered within this program is facilitated in collaboration with our operational leaders, skilled trainers and experienced team members. An average of over 100 team members participate in Road to Success training each year.

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•Executive Manager Certification Program – This six-month development program is designed for community and resort managers to increase their knowledge of operations, leadership experience and professional skills supporting future career growth. Participants are challenged with written tests, stretch assignments, live oral exams, mentoring, presentations and interaction with executive leadership. The experience provided gives managers the opportunity to build on their ability to collaborate, manage complex problems and mentor.
•Sun University – Our dedicated Learning and Development team created, and also maintains, Sun University, our corporate training platform. Team member participation is encouraged through various industry-specific conferences, certification courses and other professional development programs. Training and content provided through Sun University has led to an increase in the knowledge of, and accountability for, our daily operations, policies, procedures and professional development. Sun University offers approximately 350 training options through books, online courses, webinars and live sessions.
•Health and Wellness – Our "SunFit Wellness" program provides access to fitness centers, personal trainers, group exercise classes, healthy living information and opportunities to our team members.

Sun residents and guests – To meet the demands of our residents and guests, we offer a diverse range of communities and vacation destinations. At our family-friendly communities, we provide affordable and welcoming neighborhood environments for residents of all ages. Our active age – 55-and-over communities provide the perfect place for retirement living, offering a selection of beautiful homes in exceptional locations to fit every budget. All of our vibrant manufactured home communities offer abundant amenities and services, fostering an active lifestyle, while creating a sense of community. There are also endless possibilities and quality experiences at our vacation destinations, offering unique locations across the U.S. and southern Ontario.

} Our customer service philosophy follows the golden rule, to "treat others the way you want to be treated," and is supported through our strategic approach to customer service for residents and guests at all of our locations.

Community engagement – As a nationwide provider of affordable housing, we believe Sun has a responsibility not only to our employees and residents, but also to the communities in which we live and work. These social responsibility efforts are initiated through our Sun Unity Program, where we come together as a team and give back to these communities for greater impact. 2020 Sun Unity Initiatives included the following efforts:

} Team Member Engagement – The "give back" spirit fostered at our main office also extends to our communities and vacation destinations throughout the U.S. and Canada. At the property level, events are coordinated to involve our residents and guests because together we can make a greater impact. In 2020, through individual and company donations, we were able to support over 115 charitable causes. Here are just a few highlights of Sun Unity events:

•Division 3 / MI – Community managers and leadership in West Michigan volunteered time to pack 1,500 meals for children in need at "Kids' Food Basket" - a non-profit that works to nourish children living at or near the poverty level by providing them with critical meals. Leading up to the event, several communities involved residents by hosting food collection drives for donation and decorating sac supper bags with pictures and inspirational messages.
•River Run RV Resort / CO – Together, our River Run team members and guest volunteers in Colorado volunteered time and resources during the holidays to distribute meals and toiletry bags to 130 individuals in need. Those individuals either have been displaced by fires or didn't have a place to go for the holiday. This was done in partnership with a local charity, "Mountain Family Center."
•Hill Country Cottage and RV Resort / FL – Residents and guest of Hill Country Cottage and RV Resort "flocked" together to raise awareness of and funds for breast cancer assistance through their flamingo flocking event in which residents flocked lawns with lawn ornament flamingos. All funds raised were donated to "Pink Warrior Advocates," a local non-profit directing assisting those that have been diagnosed with breast cancer in Hill Country and the surrounding areas.
•The Ridge and Palm Key Village / FL – The Ridge and Palm Key Village are just two of several locations that pulled together resources to ensure residents had what they needed during the holiday season. Together with local vendors and businesses, the team packed up nonperishable food items to create complete meal kits, resulting in feeding 143 families.

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•Rock Crusher Canyon RV Resort / FL – Residents, guests and team members gathered at Rock Crusher Canyon RV Resort for a fun day of raffles, food, baked goods and a craft sale to support "Citrus Country Foundation for Animal Protection." Funds raised were donated to help the foundation continue its mission of ensuring the well-being of animals, primarily within the shelter environment.

} Community Level Engagement

•Sun Unity Scholarship Program – The Sun Scholarship Program was launched in 2017 to support our commitment to investing in the future of our residents and guests. In 2020, Sun awarded scholarships to 40 students in 10 states and over 30 colleges / universities across the U.S. and Canada, with a $10,000 scholarship presented to the top two recipients. Since its launch, our scholarship program has supported over 200 students in their journey toward continued education.
•Together, Sun and our team members donated and matched a total of over $20,000 in 2020 for charitable organizations supporting disaster relief, food security and racial justice and equity.
•Development and Outreach – We engage in community improvement and development programs that align with Sun's vision and goals and are committed to providing opportunities across the locations in which we live and serve.

} American Heart Association – In 2019, we teamed up with the American Heart Association to raise awareness with our team members, guests and residents about Hands-Only CPR. Together, we set out on a mission to provide these lifesaving skills to all property managers by the end of 2020. In 2019, there were four field training sessions completed along with one main office session. Team members who received the training were then equipped to host a training session at their location for our residents and guests, or other team members to participate. As of December 31, 2020, 423 team members received Hands-Only CPR training.

Our Response to COVID-19

} COVID-19 Response: To support the health and well-being of our team members and their families, we provide a variety of resources to assist in navigating the challenges of the COVID-19 pandemic. The resources touch on many of our well-being pillars including Social, Emotional, Community and Financial. Some examples include:

•Free COVID-19 testing;
•No co-pays on Telemedicine consultations, including behavioral health services;
•Free virtual fitness classes, and access to a library of online resources for of yoga, meditation and stress management;
•Free care packages for those diagnosed with COVID-19 that include personal care items and household supplies; and
•Free educational assistance and tutoring programs through our "Back to School with Sun" initiative.

} A Virtual Resource for Our Kids at Sun – We launched our "Back to School with Sun" program in October 2020, an initiative primed to provide enriching, virtual academic and social opportunities for children of our team members. Back to School with Sun is comprised of one-on-one tutoring, small group academic enrichment and activities such as kids' yoga and a library, resources for back-up childcare options and credible online educational content for learning.

} COVID Relief & Support – In response to COVID-19, we've taken extra steps to ensure the safety and well-being of our residents and guests. This includes:

•Several temporary relief measures were extended to residents including temporary suspensions of month-to month fees, late fees and rent increases;
•Temporary elimination of cancellation fees related to COVID-19;
•Enhanced cleaning procedures were put in place, as well as additional signage, and changes to policies and procedures further promoting social distancing;
•Amenity kits are being provided to guests upon check-in which include hand sanitizer, face masks and sanitation wipes;

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•Contactless processes were put in place for rent collection, lease renewals, reservations and guest check-ins;
•Free housing was offered to frontline health care workers at various locations;
•Large quantities of personal protection equipment (PPE) and cleaning products were centrally procured and distributed to all of Sun's locations;
•A financial hardship relief program which deferred up to 100 percent of rent payments in April and / or May 2020, which are being allocated over 12 months starting July 1, 2020, to those residents who have experienced significant wage losses as a result of COVID-19. When the program ended in June, we had provided deferred relief of $4.4 million to approximately 4.0 percent of residents in our communities, including owner occupied sites and rental home sites;
•Implementation and promotion of remote working arrangements, wherever possible, to keep our team members safe and to do our part to promote social distancing; and
•Commitment to assist individuals who are in the process of leasing a site, a wet slip, a dry storage space, or purchasing a home, while maintaining health and safety protocols including following strict social distancing. Virtual viewings of homes are being utilized to avoid or minimize contact.

} SunStrong – When the pandemic hit hard, our communities came together like we have never seen before. Inspired by that, we launched #SunStrong, a campaign dedicated to showcasing these acts of kindness. A small sample of those efforts and what we feel it means to be #SunStrong even during the toughest of times includes:

•Sewing masks for donation;
•Creating community food drives to help residents in need;
•Delivering groceries to those who are homebound;
•Tutoring students in need of additional support during distance learning;
•Resident check-ins via Zoom;
•Social distance celebrations and special programs to lift spirits; and
•Team members volunteered time to record stories for students to read along with during social distance learning.

Governance

We are committed to integrating strong governance practices across our organization. As part of Sun's corporate governance, our Board of Directors is responsible to our shareholders for the oversight of the company and guiding the strategic direction, objectives and risk management activities of the organization. The NCG Committee oversees our ESG programs and initiatives.

We believe in maintaining transparency and strong governance based on the highest ethical standards, and have adopted the following strategies to achieve this goal:

•Bylaws were amended to permit shareholders, in addition to board members, the authority to amend the bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter;
•Terminated our shareholder's rights agreement (poison pill);
•75 percent of directors are independent;
•Annual election of directors;
•Anti-hedging Policy that prohibits stock hedging by directors or executive officers;
•Strict code of business conduct and financial code of ethics for senior financial officers is enforced;
•Executive compensation clawback policy;
•Pledging policy prohibits directors and executive officers from pledging any Company securities as collateral for indebtedness unless the NCG Committee has reviewed and approved the terms of the pledge; and
•No mandatory retirement for non-employee directors.

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} Leadership and Governance

Our bylaws authorize the formation of committees and grant our Board of Directors the authority to prescribe the functions of each committee. Board members serve for one-year terms, or until their successors are duly elected.

} Board diversity and expertise

We believe that a Board of Directors with diverse experiences, backgrounds, and perspectives improves leadership effectiveness and decision-making. We have further enhanced the diversity of our Board of Directors with the addition of Tonya Allen in 2021, increasing the overall size of the board and reducing the average director tenure, while improving industry experience, gender diversity and racial diversity.

The Board of Directors attends training sessions on diverse topics on an annual basis, which have included: Governance, Stockholder Activism, Sustainability in Real Estate, Capital Markets and Cybersecurity.

} Policies and procedures

We are committed to good governance and transparency throughout our business. We have developed policies and procedures to foster sound corporate governance at the highest standards of transparency and ethical conduct. These efforts are guided by the following set of governance policies and procedures: Ethics & Code of Conduct, Human Rights Principles, Nondiscrimination & Anti-Harassment; Safety & Compliance; Cybersecurity; Executive Compensation; Team Member Hotline; Audit Integrity & Internal Controls; and Managing & Safeguarding Information.

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Diversity and Inclusion
We strive to create an inclusive environment that challenges, inspires, rewards and transforms our team to be the best. We understand the important role diversity plays in fulfilling that goal.

We are particularly proud of the age and gender diversity within our workforce. As of December 31, 2020, we employed 4,872 full and part time employees, of which 43 percent of our team members were female, and 57 percent were male. 51 percent of our workers are age 50 and older, with approximately 20 percent being age 60 and older.

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SECURITY OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock by any shareholder known to us to own more than five percent of the outstanding shares of our common stock as of December 31, 2020.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares as of Record Date
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	14,513,010	13.00%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	9,473,372	8.48%
Cohen & Steers, Inc.(3) Cohen & Steers Capital Management, Inc. 280 Park Avenue, 10th Floor New York, NY 10017 Cohen & Steers UK Limited 50 Pall Mall 7th Floor London, United Kingdom SW1Y 5JH	6,910,632	6.19%
(1)This information was derived from the Schedule 13G/A for the year ended December 31, 2020, and filed with the SEC on February 10, 2021 by The Vanguard Group, Inc., its capacity as an investment advisor, which states it has shared voting power over 332,149 shares, sole dispositive power over 14,040,272 shares, shared dispositive power over 472,738 shares, and an aggregate amount beneficially owned of 14,513,010 shares as of December 31, 2020, which constitutes 13.00 percent of our outstanding common stock as of the Record Date.
(2)This information was derived from the Schedule 13G/A for the year ended December 31, 2020, and filed with the SEC on February 1, 2021 by BlackRock, Inc., in its capacity as a parent holding company or control person, which states it has sole voting power over 8,686,957 shares, sole dispositive power over 9,473,372 shares, and an aggregate amount beneficially owned of 9,473,372 shares as of December 31, 2020, which constitutes 8.48 percent of our outstanding common stock as of the Record Date.
(3)This information was derived from the Schedule 13G for the year ended December 31, 2020, and filed with the SEC on February 16, 2021 by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited, in their capacities as a parent holding company or control person and investment adviser, which states they respectively have sole voting power over 4,343,820; 4,329,212 and 14,608 shares, sole dispositive power over 6,910,632; 6,800,807 and 109,825 shares, and an aggregate amount beneficially owned of 6,910,632 shares as of December 31, 2020, which constitutes 6.19 percent of our outstanding common stock as of the Record Date.

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Security Ownership of Directors and Executive Officers

The following table sets forth, based upon information available to us, the stockholdings as of the Record Date of: (a) each of our directors; (b) each of our NEOs; and (c) all of our directors and executive officers as a group. Except as otherwise noted, the directors and executive officers, and the directors and executive officers as a group, have sole voting and investment power over the shares listed. The address of all directors and executive officers named below is c/o Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)
Gary A. Shiffman	1,377,441	(2)	1.23%
John B. McLaren	141,678		*
Karen J. Dearing	159,148	(3)	*
Bruce D. Thelen	24,087		*
Baxter R. Underwood	125,841	(4)	*
Arthur A. Weiss	768,799	(5)	*
Brian M. Hermelin	19,410	(6)	*
Clunet R. Lewis	49,600	(7)	*
Meghan G. Baivier	10,500		*
Ronald A. Klein	17,400		*
Stephanie W. Bergeron	25,200		*
Tonya Allen	1,509		*
All directors and executive officers as a group (12 persons)(8)	2,169,168		1.93%
* Less than one percent of the outstanding shares.
(1)In accordance with SEC regulations, the percentage calculations are based on 111,681,292 shares of common stock issued and outstanding as of the Record Date, plus shares which may be issued within 60 days of the Record Date upon the conversion of common OP units and preferred OP units issued by the Operating Partnership.
(2)Includes 576,222 shares issuable upon the conversion of common OP units over which Mr. Shiffman has shared voting and investment power. Mr. Shiffman disclaims beneficial ownership of such common OP units and shares, except to the extent of his pecuniary interest therein. Common OP units convertible into 534,428 shares described above are pledged as security for indebtedness as of the Record Date. Excludes 44,000 shares that Mr. Shiffman gifted to family trusts, which gifts to date have not been voluntarily reported on Form 4. Mr. Shiffman does not have voting or investment power over such gifted shares.
(3)Includes 13,583 shares over which Ms. Dearing has shared voting and investment power.
(4)Includes 18,850 shares issuable upon the conversion of preferred OP units. Includes 37,623 shares issuable upon the conversion of preferred OP units, which are held by a family limited partnership; Mr. Underwood disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(5)Includes: (a) 16,938 shares issuable upon the conversion of common OP units, (b) 44,335 shares and 576,222 shares issuable upon the conversion of common OP units over which Mr. Weiss has shared voting and investment power, and (c) 98,748 shares held by trusts of which Mr. Weiss is the sole trustee and has sole voting and investment power. Mr. Weiss does not have a pecuniary interest in any of the shares or common OP units described in clauses (b) and (c) above and, accordingly, Mr. Weiss disclaims beneficial ownership of all such shares and common OP units. Common OP units convertible into 534,428 shares described in clause (b) above are pledged as security for indebtedness.
(6)Includes 335 shares over which Mr. Hermelin has shared voting and investment power.
(7)Includes 20,000 shares issuable upon the conversion of common OP units over which Mr. Lewis has shared voting and investment power.
(8)Includes 576,222 shares issuable upon the conversion of common OP units and 34,433 shares usable upon the conversion of preferred OP units.

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PROPOSAL NO. 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

SUMMARY
What Am I Voting On?

The second proposal to be considered at the Annual Meeting will be a non-binding advisory vote on executive compensation. Section 14A of the Exchange Act requires us to allow shareholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a "say-on-pay" proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2020 executive compensation programs and policies and the compensation paid to our NEOs listed in the Summary Compensation Table below.

"RESOLVED, that the compensation paid to our NEOs, as disclosed pursuant to the SEC's rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved on an advisory basis."

As discussed in the "Compensation Discussion and Analysis" section below, the primary objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results. The compensation of our executive officers reflects the success of our management team in attaining certain operational goals which leads to the success of the company and serves the best interests of our shareholders.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year's annual compensation to the NEOs. Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our shareholders and is consistent with our commitment to high standards of corporate governance.

Vote Required

Advisory approval of this say-on-pay proposal requires the affirmative vote of holders of a majority of all the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast for the say-on-pay proposal and do not represent votes cast for or against the advisory approval of the proposal. Brokers are not empowered to vote on the say-on-pay proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on the say-on-pay proposal, they will not be counted in determining whether the say-on-pay proposal is approved. Because the vote on this proposal is non-binding and advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board; it will not create or imply any additional fiduciary duty on the part of the Board; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. To the extent there is any significant vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Board Recommendation: FOR
The Board unanimously recommends that you vote "FOR" the executive compensation of our NEOs as disclosed in this Proxy Statement.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In this section, we describe our executive compensation philosophy and program that support our strategic objectives and serve the long-term interests of our shareholders. We also discuss how our CEO, CFO, and other NEOs were compensated in 2020, and describe how their compensation fits within our executive compensation philosophy. For the year ended December 31, 2020, our NEOs were:

Our NEOs

Gary A. Shiffman Chairman and Chief Executive Officer	John B. McLaren President and Chief Operating Officer	Karen J. Dearing Executive Vice President, Treasurer, Chief Financial Officer and Secretary	Bruce D. Thelen Executive Vice President	Baxter R. Underwood Chief Executive Officer of Safe Harbor Marinas

This Compensation Discussion and Analysis is organized as follows:

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Executive Summary

The goals and objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital resources to achieve the best possible economic results, and continue to provide outsized total shareholder returns to our investors. Our executive officers are compensated based on pay for performance and alignment with shareholders' interests. When determining 2020 compensation, the Compensation Committee took into account the level of achievement of certain key financial performance metrics, including but not limited to, TSR, Core FFO, leverage, collection of rents, risk management, ESG initiatives and portfolio growth through acquisitions, joint ventures and development. They also considered the extraordinary efforts of the executive team to lead the Company through the global pandemic while increasing our value creation opportunities through the expansion into marina operations, a new business segment.

During 2020, we continued our track record of delivering industry-leading results for our shareholders, despite a global pandemic and state and local government restrictions on our RV operations throughout the year. We generated Same Community NOI growth of 4.0 percent, added over 2,500 RPS, and delivered annual Core FFO per share growth of 3.5 percent. Our total portfolio achieved a 97.3 percent occupancy level as of December 31, 2020, with our MH portfolio finishing the year at a 96.6 percent occupancy level. Our successful execution of our operational and financial plans has helped us mitigate the impact of COVID-19.

We had a very active and successful year of sourcing and acquiring operating MH communities, RV resorts and marinas. In 2020, we acquired Safe Harbor for $2.0 billion, our largest acquisition to date. The Safe Harbor portfolio was comprised of 99 marinas located in prime coastal markets with over 38,300 total wet slips and dry storage spaces. The marina business shares many of the same characteristics of MH and RV including limited supply, stable cash flows and resilience. Including Safe Harbor, we invested in 130 operating properties, valued at $3.0 billion which added 45,800 MH and RV sites and marina wet slips and dry storage spaces to our portfolio. This represents the largest single year total acquisition value completed in our history. Over 83 percent of our operating asset acquisitions in 2020 were marinas, with the balance comprised of MH communities and RV resorts. We continued to actively pursue attractive acquisition opportunities of marinas, and MH and RV properties, covering both age-restricted and all age communities.

During 2020, we continued our 10-year trend of outperforming many of the leading real estate and market indices. Highlights of our performance include:
(1)Source: KeyBanc "The Leaderboard" publication.
(2)Source: S&P Global as of December 31, 2020.
(3)Source: Citi Investment Research, December 31, 2020.

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Total Shareholder Return

We continued to deliver outstanding performance in 2020. We performed better than the SNL U.S. REIT residential and the MSCI US REIT (RMS) indices on a one-year TSR, and outperformed all disclosed market indices on a three-year and five-year TSRs. We stand out as a leader amongst REITs for delivering TSR results. These TSR results are indicative of our executive team's strategic planning, leadership, execution and dedication to the Company. The execution of our strategic vision has resulted in prolonged TSR outperformance over time as evidenced in the charts below.

Source: S&P Global as of December 31, 2020.

Exceptional Growth

Through a thoughtful and disciplined approach, our leadership team has executed a series of acquisition and capital market transactions which have repositioned and transformed our portfolio and created a strong and flexible balance sheet, while generating significant returns for our shareholders.

For over a decade, our executive team has executed on a strategic plan to deliver outsized results by utilizing our operational expertise to create a best-in-class platform of MH communities and RV resorts with a broader geographic range and re-balancing our all-age and age-restricted holdings. The strategy included increasing our ownership of RV resorts, downsizing our exposure in the Midwest and elevating our presence along the east coast of the United States, as well as advancing west to California and Arizona.

In 2020, we entered in the marina business, with the acquisition of Safe Harbor for $2.0 billion, our largest acquisition to date. The Safe Harbor portfolio was comprised of 99 marinas primarily located in prime coastal markets with over 38,300 total wet slips and dry storage spaces. We believe this line of business provides another avenue to generate growth as the asset class shares many of the same compelling characteristics of our MH and RV businesses, such as limited supply, strong demand, stable cash flows and resilience.

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Acquisitions. We have acquired properties valued at approximately $6.1 billion in the last five years.

	Number of Acquired
Year Ended December 31,	MH Communities	RV Resorts	Marinas	Total Sites	Purchase Price (in millions)
2016	58	53	—	29,546	$1,769.1
2017	5	4	—	2,658	$144.7
2018	—	20	—	4,927	$364.0
2019	36	11	—	10,390	$815.2
2020	10	14	106	45,800	$2,979.2
Total	109	102	106	93,321	$6,072.2

Construction Activities

In 2020, we deployed additional capital through the construction of expansion sites and ground-up development projects.

Ground-up Developments – During the year ended December 31, 2020, we completed the construction of over 1,000 MH and RV sites at four ground-up development communities and one redevelopment located in Colorado, North Carolina and South Carolina.

Expansions – We have been focused on expansion opportunities adjacent to our existing communities, and we have developed nearly 5,000 MH and RV expansion sites within the past four years. We added over 300 MH and RV expansion sites at eight properties in 2020. We continue to expand our MH and RV properties utilizing our inventory of owned and entitled land, available for development in 82 communities.

Strong and Flexible Balance Sheet

While transforming our portfolio, we are also focused on maintaining a strong and flexible balance sheet. Through a series of capital market activities we have reduced our leverage, improved our coverage ratios and expanded our liquidity as shown below:

	Year Ended December 31,
Metric	2020	2016
Debt to Enterprise Value	21%	34%
Net Debt to Recurring EBITDA	6.9x	7.5x
Recurring EBITDA to Interest	4.9x	3.2x

(1)Our Net Debt to Recurring EBITDA ratio is elevated due to the acquisition of Safe Harbor late in 2020 which had the impact of including all of Safe Harbor's debt and only two months of its EBITDA. This ratio will normalize as Safe Harbor's EBITDA is fully presented in our operating results during 2021.

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Changes to Executive Compensations Due to COVID-19 Impact

Our executive team has led the company through unprecedented disruption and successfully serviced our residents and guests to the extent possible given government mandated lockdown and restrictions.

In light of the disruption and uncertainty caused by the ongoing COVID-19 pandemic, each of our then existing NEOs forewent his or her base salary (except for the minimum amount to comply with certain federal overtime pay rules) for the second quarter of 2020.

The Compensation Committee met in July to consider the impact of the COVID-19 pandemic on our daily operations and the metrics included in our executive annual incentive program. At their September meeting, the Compensation Committee made revisions to the predefined 2020 executive annual incentive plan for purposes of computing the 2020 cash incentive amount for Mr. Shiffman, Mr. McLaren and Ms. Dearing. Core FFO growth, Recurring EBITDA growth, Same community NOI growth and CNOI were removed from the plan as the pandemic caused adverse impacts, beyond the control of management, which could not have been contemplated when the goals were set in February 2020. The impacts of the pandemic, including the required closure of 44 of our RV resorts for an extended period of time, caused the metrics to be unattainable despite the cost saving measures implemented by management to offset the lost revenue. Rental collection and crisis management metrics were added as they became key metrics relevant to the successful operation of the Company and regularly discussed in calls and virtual meetings with investors subsequent to the onset of the pandemic. The executive team implemented capital preservation strategies including the temporary cessation of certain expansion and development construction activities. This decision led the Compensation Committee to review and revise the metric related to site construction goals by approximately 50 percent. The Compensation Committee determined that achieving construction of approximately half of the originally set targets would be a challenging goal considering the complexity of re-starting construction projects and the uncertainty related to labor, materials and resources. The weighting of each metric within the annual incentive plan, as adjusted, was changed to place emphasis on the measures expected to be key contributors to the successful overall performance of the Company during this unusually challenging year.

Refer to the "Our Response to COVID-19" on page 36 above for additional detail of COVID-19 response.

Compensation Best Practices

What We Do
☑	Pay for Performance: Majority of pay is performance based and not guaranteed.
☑	Clawback Policy: We maintain a clawback policy that provides for recovery of incentive compensation in the event of a financial restatement due to material non-compliance with federal securities law.
☑	Stock Ownership Guidelines: Executives must comply with stock ownership requirements (6x multiple of salary for CEO; 4x multiple of salary for other executives).
☑	Annual Compensation Risk Review: Annually assess risk in compensation programs.
☑	Challenging Performance Objectives: Set challenging performance objectives for annual incentives.
☑
Double Trigger Change of Control Agreements: An executive is entitled to severance only if, within a specified period following the change of control, he or she is terminated without cause or for good reason, or the successor company does not expressly assume his or her employment agreement.

☑
Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest.

What We Don't Do
☒	No Hedging: Directors and executive officers are prohibited from hedging their ownership of stock.
☒
Pledging: Directors and executive officers are prohibited from pledging any of the Company's securities as collateral for indebtedness unless the NCG Committee has first reviewed and approved the terms of the pledge.

☒
No Excise Tax Gross Ups: The Company will not enter into any new agreements, or materially amend any existing employment agreements with its executives that provide excise tax gross-ups in the event of a change of control of the Company.

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Compensation Philosophy and Objectives

The executive officer compensation program supports our commitment to provide superior shareholder value. This program is designed to:

}	Attract, retain, and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;
}	Base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;
}	Create a link between the performance of our stock and executive compensation; and
}	Position executive compensation levels to be competitive with other similarly situated public companies, especially those in the real estate industry.

Elements of Compensation

The elements of the Company's compensation program are integrated to support our compensation philosophy and objectives.

Gary A. Shiffman, John B. McLaren and Karen J. Dearing

Compensation
Cash
Equity / Long-Term Incentive(3)
Base Salary(1)
Market Competitive
Annual Incentive Award(2)
75% Based on meeting Company's Corporate Performance Goal
25% Based on Each NEOs Performance versus Individual Goals
60% of the Value in Performance Vesting Restricted Shares
Based on the company's total stockholder return over a 3-year relative to the MSCI REIT Index
40% of the Value In Time Vesting Restricted Shares
Vest over 5 year period subject to continued employment
Core FFO
Recurring EBITDA
Same Community NOI
Controllable NOI
RPS
Acquisitions
Expansions/Developments
ESG Initiatives

(1)Fixed compensation component that provides a minimum level of cash to compensate the executive officer for the scope and complexity of the position. Amounts based on an evaluation of the executive officer's experience, position and responsibility as well as intended to be competitive in the marketplace to attract and retain executives.
(2)Variable cash compensation component that provides incentive to the executive officer based on the Compensation Committee's assessment of both annual corporate and individual performance. Measures of corporate performance principally focused on Core FFO and other key operating metrics.
(3)Variable equity compensation component focused on executive retention that provides longer-term motivation with the effect of linking stock price performance to executive compensation.

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Bruce D. Thelen

Mr. Thelen's annual cash incentive is based on his overall performance. The basis for his long-term incentive compensation is consistent with that of Mr. Shiffman, Mr. McLaren and Ms. Dearing described above.

Baxter R. Underwood

Mr. Underwood's annual cash incentive is based on his overall performance as determined by the Safe Harbor Executive Committee. He is eligible to participate in an equity incentive program for Safe Harbor's employees under which in any year he may be granted restricted shares of our common stock based on Safe Harbor's performance in the prior calendar year, as measured against certain metrics relating to Safe Harbor's "same-store" growth and acquisitions.

Compensation Processes

The Compensation Committee considers (a) internal equity among executive officers; (b) market data for the positions held by these executives; (c) each executive's duties, responsibilities, and experience level; (d) each executive's performance and contribution to our success; and (e) cost to us when determining levels of compensation. In order to implement our executive compensation philosophy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are made after the end of the fiscal year and after financial statements for the year become available. At that time, the Compensation Committee determines the annual incentive award, if any, for the past year's performance, and makes decisions on awards of equity-based compensation.

Role of Executive Officers in Compensation Decisions

For all NEOs except Mr. Underwood, the Compensation Committee makes all decisions regarding the compensation of executive officers, including cash-based and equity-based incentive compensation programs. The Compensation Committee reviews the performance and determines the annual incentive compensation of the Chief Executive Officer. Together the Compensation Committee and the Chief Executive Officer review the performance of the other executive officers. The Chief Executive Officer can recommend certain compensation incentives, including equity award amounts, to the Compensation Committee, which can exercise its discretion in approving or modifying such recommendations for other executive officers.

The Safe Harbor Executive Committee determines Mr. Underwood's annual cash incentive based on certain goals and objectives. Mr. Underwood is eligible to participate in an equity incentive program for Safe Harbor's employees under which in any year he may be granted restricted shares of our common stock based on Safe Harbor's performance in the prior calendar year, as measured against certain metrics relating to Safe Harbor's "same-store" growth and acquisitions. The Compensation Committee reviews and ratifies Mr. Underwood's incentive compensation.

Role of the Compensation Consultant

In 2020, we engaged, FPL Associates, LP, or FPL, a nationally known executive compensation consulting firm specializing in the public REIT industry, to help us evaluate the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our NEOs. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee.

Use of Comparative Market Data in Compensation Decisions

As requested by the Compensation Committee, FPL reviewed the most recent publicly available information for companies in our peer group and focused on several main compensation components: base salary, target annual non-equity incentive, and long-term incentive awards (collectively "total remuneration") both on an actual and target basis as well as per individual and in aggregate across the team. The Compensation Committee, in its discretion in setting the compensation elements and levels for the NEOs other than Mr. Underwood, took into consideration this data, as well as other factors.

With the assistance of FPL, we select our peer group to compare and benchmark our executive compensation, based on a number of quantitative and qualitative factors including, but not limited to, revenues, total assets, market capitalization, industry, sub-industry, location, TSR history, executive compensation components and peer decisions made by other companies. From time to time, our peer group is updated based on most recent publicly available market information and the aforementioned factors and application of judgment.

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Our 2020 peer group composition is shown in the table below:

Company Name	Property Focus	Headquarters
American Campus Communities, Inc.	Student Housing	Austin, TX
Apartment Investment and Management Company	Multi-Family	Denver, CO
AvalonBay Communities, Inc.	Multi-Family	Arlington, VA
Camden Property Trust	Multi-Family	Houston, TX
CubeSmart	Self-Storage	Malvern, PA
Equity LifeStyle Properties, Inc.	Manufactured Home	Chicago, IL
Essex Property Trust, Inc.	Multi-Family	San Mateo, CA
Extra Space Storage Inc.	Self-Storage	Salt Lake City, UT
Federal Realty Investment Trust	Retail	North Bethesda, MD
Invitation Homes, Inc.	Single-Family	Dallas, TX
Mid-America Apartment Communities, Inc.	Multi-Family	Germantown, TN
The Macerich Company	Regional Mall	Santa Monica, CA
UDR, Inc.	Multi-Family	Highlands Ranch, CO

For 2020, we were above the median in comparison to our peer group in relative percentile rankings for:

}	Number of employees - 91st percentile
}	Number of properties - 75th percentile
}	Total capitalization - 70th percentile
}	TSR - 85th percentile

In early 2021, we updated our peer group for our 2021 compensation to include the entities shown in the table below. Among the other factors described in the paragraph above, we placed emphasis on relative size in selecting our peers.

Company Name	Property Focus	Headquarters
American Campus Communities, Inc.	Student Housing	Austin, TX
Apartment Income REIT Corp	Multi-Family	Denver, CO
AvalonBay Communities, Inc.	Multi-Family	Arlington, VA
Camden Property Trust	Multi-Family	Houston, TX
CubeSmart	Self-Storage	Malvern, PA
Equity LifeStyle Properties, Inc.	Manufactured Home	Chicago, IL
Equity Residential	Multi-Family	Chicago, IL
Essex Property Trust, Inc.	Multi-Family	San Mateo, CA
Extra Space Storage Inc.	Self-Storage	Salt Lake City, UT
Federal Realty Investment Trust	Retail	North Bethesda, MD
Invitation Homes, Inc.	Single-Family	Dallas, TX
Mid-America Apartment Communities, Inc.	Multi-Family	Germantown, TN
UDR, Inc.	Multi-Family	Highlands Ranch, CO

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Advisory Vote on Executive Compensation and Compensation Decisions

Advisory Vote on Executive Compensation

The Compensation Committee also considered the results of the advisory vote by shareholders on executive compensation, or the "say-on-pay" proposal, presented to shareholders at our 2020 annual meeting. Last year's say-on-pay proposal received strong shareholder support, at approximately 95 percent of the shares voted approving the executive compensation received in 2019. We will continue to offer an annual non-binding advisory vote on the executive compensation.

Compensation Decisions

The compensation committee made no direct changes to the Company's executive compensation program as a result of the say-on-pay vote and our executive compensation program for the year ended December 31, 2020 continued to focus on the factors described above.

2020 Executive Compensation

For 2020 performance, the compensation mix for our CEO and other NEOs is shown below:

2020 Base Salary (paid in 2020)

Base salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers and compensation provided at competitive companies and companies of similar size.

Along with peer company benchmarking, the Compensation Committee considered the overall growth in the Company's total capitalization, the number of communities, resorts and marinas that the Company owns and operates, the number of employees under management and the corresponding expansion of responsibilities for these executive officers when determining their base salaries.

In light of the disruption and uncertainty caused by the ongoing COVID-19 pandemic, each of our then existing NEOs forewent his or her base salary (except for the minimum amount to comply with certain federal overtime pay rules) for the second quarter of 2020.

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The base salaries of the NEOs for the year ended December 31, 2020, as adjusted for the voluntary cessation of payment during the second quarter of 2020, were paid in accordance with existing employment agreements. Mr. Thelen does not have an employment agreement.

Executive	2020 Base Salary	2019 Base Salary	Percent Change
Gary A. Shiffman	$521,027	$691,837	(25)%
John B. McLaren	$397,614	$525,000	(24)%
Karen J. Dearing	$323,641	$425,000	(24)%
Bruce D. Thelen	$376,640	$307,878	22%
Baxter R. Underwood(1)	$57,500	N/A	N/A
(1)Mr. Underwood's base salary represents his payment for the last two months of the year since the acquisition of Safe Harbor was effective October 31, 2020.

2020 Annual Incentive Award (cash incentive for the 2020 performance award paid 2021)

The annual incentive awards motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance.

Gary A. Shiffman, John B. McLaren and Karen J. Dearing

The Compensation Committee annually reviews performance measures for determining award levels, including growth in key metrics and individual goals to Mr. Shiffman, Mr. McLaren and Ms. Dearing. In each case, actual performance is measured against targets established by the Compensation Committee.

In 2020, the Compensation Committee met in July to consider the impact of the COVID-19 pandemic on our daily operations and the metrics included in our executive annual incentive program. At their September meeting, the Compensation Committee made revisions to the predefined 2020 executive annual incentive plan for purposes of computing the 2020 cash incentive amount for Mr. Shiffman, Mr. McLaren and Ms. Dearing. Core FFO growth, Recurring EBITDA growth, Same community NOI growth and CNOI were removed from the plan as the pandemic caused adverse impacts, beyond the control of management, which could not have been contemplated when the goals were set in February 2020. The impacts of the pandemic, including the required closure of 44 of our RV resorts for an extended period of time, caused the metrics to be unattainable despite the cost saving measures implemented by management to offset the lost revenue. Rental collection and crisis management metrics were added as they became key metrics relevant to the successful operation of the Company and regularly discussed in calls and virtual meetings with investors subsequent to the onset of the pandemic. The executive team implemented capital preservation strategies including the temporary cessation of certain expansion and development construction activities. This decision led the Compensation Committee to review and revise the metric related to site construction goals by approximately 50 percent. The Compensation Committee determined that achieving construction of approximately half of the originally set targets would be a challenging goal considering the complexity of re-starting construction projects and the uncertainty related to labor, materials and resources. The weighting of each metric within the annual incentive plan, as adjusted, was changed to place emphasis on the measures expected to be key contributors to the successful overall performance of the Company during this unusually challenging year. Full base salaries, without regard to salaries forewent during the second quarter of 2020, were used as the basis for annual incentive award calculations.

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The table below shows the revised key operating metrics which were used for the 2020 annual incentive awards to Mr. Shiffman, Mr. McLaren and Ms. Dearing.

		% of Aggregate Annual Incentive Payment Eligibility
Metric	Rationale
Rental Collection	Collections of rents owed by MH owners and annual RV residents. Metric which indicates the stability of our resident base and revenues.	15%
Crisis Management	Ability to manage the company during crisis. Considerations include health and safety of team, residents and guests, capital management, communications, team member retention and motivation, technological advances to facilitate operations, and forecast transparency.	30%
Expansions / Developments	Expansions of our existing communities and resorts, and construction of ground-up developments / resorts provide for continued revenue growth through occupancy gains.	10%
RPS Gains	Revenue producing site gains represent the number of sites that we are able to fill during a period, net of the number of sites lost. By increasing revenue producing sites, we increase our portfolio occupancy and can maximize generation of revenues and shareholder returns.	10%
Acquisitions	Acquisitions require the identification, acquisition and successful integration of properties onto the Sun operating platform.	12.5%
ESG	Improve ISS Environmental, Social and Governance Corporate rating.	7.5%
Individual Goals / Compensation Committee Discretion	The Compensation Committee reviews each executive officer's annual accomplishments in order to evaluate the specific contributions of each executive to our success and properly align pay and performance.	15%

The table below provides salary and revised incentive opportunities as the basis for determination of our 2020 annual incentive awards for Mr. Shiffman, Mr. McLaren and Ms. Dearing as defined in the revised 2020 annual incentive plan.

Incentive opportunities for the collection of rents owed by MH owners and annual RV residents, crisis management and the combined expansion and ground-up development were set at lower multipliers as follows:

	Incentive Opportunity (as a % of Salary)
Executive	2020 Base Salary	Threshold	Target	Maximum
Gary A. Shiffman	$691,837	75%	100%	150%
John B. McLaren	$525,000	75%	100%	150%
Karen J. Dearing	$425,000	75%	100%	150%

Incentive opportunities for RPS, acquisitions, ESG and individual / subjective measures were unchanged as follows:

	Incentive Opportunity (as a % of Salary)
Executive	2020 Base Salary	Threshold	Target	Maximum
Gary A. Shiffman	$691,837	100%	150%	200%
John B. McLaren	$525,000	100%	150%	200%
Karen J. Dearing	$425,000	100%	150%	200%

The Compensation Committee, in its sole and absolute discretion, reserves the right to make adjustments to calculated results for certain transactions and other extraordinary matters, including but not limited to, acquisitions, divestitures, debt and equity transaction and other capital or unusual transactions, which may have an unexpected adverse or beneficial impact, when determining achievement of that performance target.

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The following illustration shows actual results achieved in 2020 as compared to the various target levels that were established for achievement of executive goals (dollar amounts in thousands).

Collection of Rent
Owed by MH Owner & Annual RV
Residents
(Avg % Jul - Dec as compared to
the same period in 2019)
Expansions / Developments
(sites delivered)
Crisis Management
(expectation)
Maximum
Target
Threshold
Base
< 50 bps
≥ 50 bps
to < 81 bps
≥ 81 bps
to ≤ 100 bps
94 bps
> 1,346
> 875
> 800
to ≤ 875
> 700
to ≤ 800
Exceptional
Exceptional
Exceeds
Meets
Range
Actual
Range
Actual
Range
Actual

Individual Goals for Mr. Shiffman – Were focused on strategic leadership of the organization and communication of our mission and values, implementation of systems and processes that assure physical, financial and human resources of our organization, providing strategic planning and guidance for growth through acquisitions and expansions and opportunistically accessing capital markets to fund growth and strengthen the balance sheet. The Compensation Committee determined that for 2020, Mr. Shiffman achieved maximum payout for his individual goals and awarded him $207,551 as a result.

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Individual Goals for Mr. McLaren – Were focused on operational execution of the organization associated with our communities and effectively leading our organization to ensure that we maintain being a premiere provider of MH and RV resorts. The Compensation Committee determined that for 2020, Mr. McLaren achieved maximum payout and awarded him $157,500 for his achievements.

Individual Goals for Ms. Dearing – Were focused on evaluation and implementation of strategies associated with our capital requirements and structure including debt and equity transactions, effectively leading our accounting, tax and information technology departments, and creating and communicating along with the other executive officers, our strategic vision. The Compensation Committee determined that for 2020, Ms. Dearing achieved maximum payout for her individual goals and awarded her $127,500 as a result.

As noted previously, the Compensation Committee met in July and again in September to discuss potential revisions to the executive annual incentive plan due to the impact of COVID-19 on the operations of the organization and certain of its financial metrics. At the September meeting, and after significant discussion, the Compensation Committee revised the plan to add metrics being followed closely by management and investors, while removing metrics which were most significantly impacted by the state and local operating restrictions imposed on many of our RV resorts. The weightings of some of the original plan metrics were also changed and the incentive opportunity multipliers were set at reduced levels for new and certain revised metrics. The revised executive annual incentive plan was completed prior to the $2.0 billion acquisition of Safe Harbor and approximately $850.0 million of other RV, MH and marina properties.

After year end, the Compensation Committee met again to review the overall executive compensation program. The Compensation Committee considered the transformative acquisition of Safe Harbor and the executives' commitment and efforts, far in excess of normal circumstances, which were required to successfully navigate through the impact and challenges of COVID-19 in order to perform the significant amount of due diligence, evaluation and inspection of the Safe Harbor properties. This crucial effort was necessitated as a result of the short period of preemptive exclusivity provided by the seller to Sun before marketing the opportunity to the broader market. In recognition of this accomplishment, the Compensation Committee determined it appropriate to revise the annual incentive plan and award a supplemental cash incentive award to each of the executives as noted in the table below.

The table below shows the payout levels achieved by key metric for each of Mr. Shiffman, Mr. McLaren and Ms. Dearing based on the actual results achieved as described above.

	Payout Achieved
Metric	Gary A. Shiffman	John B. McLaren	Karen J. Dearing
Collection	$77,832	$59,063	$47,813
Crisis Management	311,327	236,250	191,250
RPS Gains	69,184	52,500	42,500
Acquisitions	172,959	131,250	106,250
Expansions / Developments	103,776	78,750	63,750
ESG initiatives	—	—	—
Safe Harbor Marina Supplemental award	441,045	334,687	270,937
Individual Goals	207,551	157,500	127,500
Total Amount Earned	$1,383,674	$1,050,000	$850,000

Total Amount Earned as a % of Target	163%	163%	163%
(1) Definitions of Core FFO, Recurring EBITDA and NOI are detailed in the Non-GAAP Financial Measures discussion in Appendix A.

Bruce D. Thelen

Mr. Thelen's primary responsibility is to oversee the operations and home sales within the Company's MH communities and RV resorts. The CEO reviews Mr. Thelen's individual contribution and makes an incentive compensation recommendation to the Compensation Committee. Mr. Thelen's maximum annual incentive award opportunity is 100 percent of his base salary. After consideration of the recommendation of the CEO, the Compensation Committee approved an annual incentive award of $382,500 for Mr. Thelen.

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Baxter R. Underwood

Mr. Underwood is responsible for managing Safe Harbor. The Safe Harbor Executive Committee reviews Mr. Underwood's individual contribution to the success of Safe Harbor and the Company to determine his annual incentive award. Mr. Underwood's maximum annual incentive award opportunity is 100 percent of his base salary. Mr. Underwood is eligible to participate in an equity incentive program for Safe Harbor's employees under which in any year he may be granted restricted shares of our common stock based on Safe Harbor's performance in the prior calendar year, as measured against certain metrics relating to Safe Harbor's "same-store" growth and acquisitions. The Compensation Committee reviews and ratifies Mr. Underwood's incentive compensation.

In light of his receipt of restricted stock in connection with our acquisition of Safe Harbor and that he was employed by us for only two months of the year, for his service in 2020 Mr. Underwood did not receive a cash incentive and did not receive any restricted stock under the Safe Harbor equity incentive program.

2020 Long-Term Incentive Awards (Equity Awards for the 2019 performance awarded in 2020)

Long-term equity incentive awards are provided to the executive officers in order to increase their personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other shareholders. Equity awards are generally awarded in the form of restricted stock although stock options may also be utilized. The value of the restricted shares awarded is the price of a share of our stock as of the close of business on the grant date. On an annual basis the Compensation Committee reviews and approves the equity incentives to be issued to each of the executive officers for the prior year's performance. There is no established target for long-term equity incentive awards for any of the executive officers. Rather, the Compensation Committee reviews this component of each executive officer's total compensation on an annual basis. Our executive officers (as well as our employees that receive restricted stock awards) receive distributions on the restricted stock awards that have been granted to date, including restricted stock awards that have not vested.

Gary A. Shiffman, John B. McLaren and Karen J. Dearing

} Key Considerations

In February 2020, the Compensation Committee granted Mr. Shiffman, Mr. McLaren and Ms. Dearing long-term incentive awards for their 2019 performance as detailed in the tables below. In determining the long-term incentive awards, the Compensation Committee considered the overall financial performance of the Company during 2019, as well as the executive's achievement of his or her individual goals and implementation of the strategic goals of the organization. In particular, we achieved one-year TSR of 50.9 percent compared to 25.8 percent achieved by the MSCI US REIT (RMS) Index. Additional factors included, but were not limited to, Core FFO growth of 7.4 percent compared to 2018, 7.3 percent growth in Same Community NOI compared to 2018, 2.8 percent growth in RPS gains over the prior year 2018, reduction of our net debt to recurring EBITDA leverage ratio to 5.5 times from 5.6 times in 2018 and the acquisition of 47 communities for approximately $815.2 million in 2019.

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} Grants of Plan-Based Awards

The table below shows the market performance and time vesting components for the long-term incentive awards that were granted to Mr. Shiffman, Mr. McLaren and Ms. Dearing in 2020 based on their performance in 2019.

			2020 Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units (#)		Grant Date Fair Value of Stock Awards(1)
Gary A. Shiffman	Time vesting	(3)	2/13/2020	26,000		$4,315,220
	Market performance	(4)	2/13/2020	39,000	(2)	$4,893,459
John B. McLaren	Time vesting	(3)	2/13/2020	10,000		$1,659,700
	Market performance	(4)	2/13/2020	15,000	(2)	$1,882,100
Karen J. Dearing	Time vesting	(3)	2/13/2020	10,000		$1,659,700
	Market performance	(4)	2/13/2020	15,000	(2)	$1,882,100
(1) Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2) Award is subject to market performance criteria.
(3) Time vesting shares have a five-year vesting period with vesting beginning on the first anniversary of the grant date of the award.
(4) Measured over a three-year period from January 1, 2020 to December 31, 2022, vesting on January 1, 2023, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%

Refer to Compensation Discussion and Analysis - Long-Term Incentive Awards - 2020 Awards above for additional information regarding these awards.

Bruce D. Thelen

Mr. Thelen was not an NEO of the Company in 2019. In 2020, Mr. Thelen was awarded 5,000 restricted shares of our common stock valued at $814,200 on the grant date. Those shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award, provided Mr. Thelen remains an employee of the Company during that time.

Baxter R. Underwood

Mr. Underwood was not an employee of the Company in 2019 and therefore did not receive an equity award under the 2020 compensation program. Mr. Underwood was awarded 69,368 restricted shares of our common stock valued at $9,547,118 on the grant date, in connection with the acquisition of Safe Harbor. Those shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award, provided Mr. Underwood remains an employee of the Company during that time.

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Performance Awards and Time Awards That Vested in 2020

In total, 186,235 shares held by Mr. Shiffman, Mr. McLaren and Ms. Dearing vested out of 186,235 potential shares and zero shares were forfeited. Of the vested shares, 60,210 were financial and market performance shares.

The table below shows the detail of the financial and market performance shares from previously granted awards that vested during 2020, as compared to potential share payouts. Those vesting pertain to the 2015, 2016 and 2017 performance awards.

Vesting from the 2015 performance Award
Market Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Absolute Cumulative TSR(1)	6,042	< 21%	0%
		≥ 21% to < 27%	50%
		≥ 27% to < 33%	75%
		≥ 33% to < 36%	90%
		≥ 36%	100%	112.8%	6,042
Relative TSR vs. MSCI US REIT Index(1)	6,042	Below Index	0%
		Index	50%
		Index +1%	75%
		Index +2%	85%
		Index +3%	100%	Index +86.6%	6,042

Vesting from the 2016 performance Award
Financial Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Core FFO Growth(2)	4,064	< 2%	-%
		≥ 2% to < 3%	33%
		≥ 3% to < 4%	50%
		≥ 4% to < 5%	75%
		≥ 5%	100%	7.4%	4,064
Same Community NOI Growth(2)	4,063	< 3%	-%
		≥ 3% to < 4%	33%
		≥ 4% to < 5%	50%
		≥ 5% to < 6%	75%
		≥ 6%	100%	7.3%	4,063

Market Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Absolute Cumulative TSR(1)	5,417	< 21%	0%
		≥ 21% to < 27%	50%
		≥ 27% to < 33%	75%
		≥ 33% to < 36%	90%
		≥ 36%	100%	112.8%	5,417
Relative TSR vs. MSCI US REIT Index(1)	5,416	Below Index	0%
		Index	50%
		Index +1%	75%
		Index +2%	85%
		Index +3%	100%	Index +86.6%	5,416

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Vesting from the 2017 performance Award
Financial Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Core FFO Growth(2)	6,251	< 2%	0%
		≥ 2% to < 3%	50%
		≥ 3% to < 4%	70%
		≥ 4% to < 5%	80%
		≥ 5%	100%	7.4%	6,251
Same Community NOI Growth(2)	6,250	< 2%	0%
		≥ 2% to < 3%	50%
		≥ 3% to < 4%	70%
		≥ 4% to < 5%	80%
		≥ 5%	100%	7.3%	6,250

Market Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Absolute Cumulative TSR(1)	8,333	< 21%	0%
		≥ 21% to < 24%	60%
		≥ 24% to < 27%	80%
		≥ 27% to < 30%	90%
		≥ 30%	100%	112.8%	8,333
Relative TSR vs. MSCI US REIT Index(1)	8,332	Below Index	0%
		Index	60%
		Index +1%	80%
		Index +2%	90%
		Index +3%	100%	Index +86.6%	8,332
(1) Measured over a three-year period from January 1, 2017 to December 31, 2019.
(2) Growth percentage is based on a comparison of our results for the year ended December 31, 2019 as compared to the same period in 2018.

Gary A. Shiffman, John B. McLaren and Karen J. Dearing

The table below shows the summary of financial performance, market performance and time vesting components for the long-term incentive awards to Mr. Shiffman, Mr. McLaren and Ms. Dearing that vested in 2020.

2020 Financial Performance, Market Performance and Time Vesting Summary
Executive	Performance Vesting Shares	Market Performance Shares	Time Vesting Shares
Gary A. Shiffman	27,083	14,063	65,800
John B. McLaren	7,083	3,752	30,125
Karen J. Dearing	5,416	2,813	27,500
Total	39,582	20,628	123,425

Bruce D. Thelen

Mr. Thelen had 2,600 shares of his time vesting award vested in 2020.

Baxter R. Underwood

Mr. Underwood had no shares that vested in 2020.

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2021 Executive Compensation Actions

Our say-on-pay proposal in 2020 received strong shareholder support, with approximately 95 percent of the shares voted approving of our 2019 executive compensation. After a review of our executive compensation program, our Compensation Committee has approved and adopted the compensation components as detailed below for 2021.

2021 Base Salary (to be paid in 2021)

The base salaries of our NEOs for 2021 are as follow:

Executive	2021 Base Salary	2020 Base Salary	Percent Change
Gary A. Shiffman	$900,000(1)	$691,837	30.1%
John B. McLaren	$650,000(1)	$525,000	23.8%
Karen J. Dearing	$600,000(1)	$425,000	41.2%
Bruce D. Thelen	$394,931	$376,640	4.9%
Baxter R. Underwood	$325,000	$325,000	—%
(1) Annual base salary beginning March 29, 2021 under new employment agreement. See "Information about Executive Officers - Employment Agreements" below.

2021 Annual Incentive Awards (cash incentive for the 2021 performance to be awarded in 2022)

Gary A. Shiffman, John B. McLaren and Karen J. Dearing

2021 annual incentive awards for Mr. Shiffman, Mr. McLaren and Ms. Dearing will be based on the metric weightings shown in the tables below. The 2021 weighting reflects the continued use of specific quantifiable goals as refined in 2021.

Weighting
Metric	2021
Core FFO Growth	30%
Same Community NOI Growth	15%
MH, RV and Marina Acquisitions	10%
Expansions / Development	10%
ESG / DEI Initiatives	10%
Individual Goals / Compensation Committee Discretion	25%

For each of the metrics above, the incentive opportunity as a percentage of salary for 2021 is shown below:

	Threshold	Target	Maximum
Incentive Opportunity (as a % of Salary)	100%	150%	200%

Bruce D. Thelen

Mr. Thelen's annual incentive awards for 2021 will be based on his 2021 overall performance, as measured against goals and objectives set for him and his contribution to the Company's success, as determined by the Compensation Committee. Metrics will include Core FFO, Same Community NOI growth, CNOI growth, RPS gain, and other relevant objectives. His maximum annual incentive award opportunity is 100 percent of his base salary.

Baxter R. Underwood

The Safe Harbor Executive Committee will determine Mr. Underwood's annual incentive award for 2021 based on certain goals and objectives. Mr. Underwood's maximum annual incentive award opportunity is 100 percent of his base salary.

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2021 Long Term Incentive Awards (Equity Awards for the 2020 performance awarded in 2021)

Gary A. Shiffman, John B. McLaren and Karen J. Dearing

In March 2021, the Compensation Committee granted Mr. Shiffman, Mr. McLaren and Ms. Dearing long-term incentive awards for their 2020 performance as detailed in the tables below. In determining the long-term incentive awards, the Compensation Committee considered the overall financial performance of the Company during 2020, as well as the executive's achievement of his or her individual goals, implementation of the strategic goals of the organization, exceptional management during the COVID-19 pandemic and the acquisition and integration of approximately $3.0 billion of properties, including Safe Harbor.

In particular, we achieved one-year TSR of 3.6 percent compared to (7.6) percent achieved by the MSCI US REIT (RMS) Index. Additional factors included, but were not limited to, Core FFO(1) growth of 3.5 percent compared to 2019, and 4.0 percent growth in Same Community NOI compared to 2019.

			2021 Regular Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units (#)		Grant Date Fair Value of Stock Awards(1)
Gary A. Shiffman	Time vesting	(3)	3/17/2021	34,000		$5,164,260
	Market performance	(4)	3/17/2021	51,000	(2)	$5,073,885
John B. McLaren	Time vesting	(3)	3/17/2021	10,000		$1,518,900
	Market performance	(4)	3/17/2021	15,000	(2)	$1,492,319
Karen J. Dearing	Time vesting	(3)	3/17/2021	10,000		$1,518,900
	Market performance	(4)	3/17/2021	15,000	(2)	$1,492,319

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%
(1) Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2) Award is subject to market performance criteria.
(3) Time vesting shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.
(4) Measured over a three-year period from January 1, 2021 to December 31, 2023, vesting on January 1, 2024, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.

In recognition of the acquisition of Safe Harbor, the largest acquisition in the Company's history, which was completed during a year with unprecedented management and operational challenges, the Compensation Committee elected to grant a special award to Mr. Shiffman, Mr. McLaren and Ms. Dearing of 10,000 restricted shares each. This transformative acquisition added a new business line, diversified our customer base and also provides for long term external growth opportunities due to the unconsolidated nature of the marina business. Although a certain level of property acquisition is contemplated in the Company's compensation plans, an acquisition of this magnitude and impact is not, and therefore the Compensation Committee granted additional restricted shares subject to certain time and performance vesting metrics as detailed below:

			2021 Special Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units (#)		Grant Date Fair Value of Stock Awards(1)
Gary A. Shiffman	Time vesting	(3)	3/17/2021	5,000		$759,450
	Market performance	(4)	3/17/2021	5,000	(2)	$497,440
John B. McLaren	Time vesting	(3)	3/17/2021	5,000		$759,450
	Market performance	(4)	3/17/2021	5,000	(2)	$497,440
Karen J. Dearing	Time vesting	(3)	3/17/2021	5,000		$759,450
	Market performance	(4)	3/17/2021	5,000	(2)	$497,440

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	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. FTSE NAREIT Equity Residential	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%
(1) Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2) Award is subject to market performance criteria.
(3) Time vesting shares vest annually over a three-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.
(4) Measured over a three-year period from January 1, 2021 to December 31, 2023, vesting on January 1, 2024, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.

Bruce D. Thelen

In February 2021, the Compensation Committee granted Mr. Thelen long-term incentive awards for his 2020 performance as detailed in the table below. In determining the long-term incentive awards, the Compensation Committee considered Mr. Thelen's overall performance at the Company during 2020.

			2021 Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units (#)		Grant Date Fair Value of Stock Awards(1)
Bruce D. Thelen	Time vesting	(3)	2/11/2021	3,400		$500,446
	Market performance	(4)	2/11/2021	5,100	(2)	$491,688

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%
(1) Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2) Award is subject to market performance criteria.
(3) Time vesting shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.
(4) Measured over a three-year period from January 1, 2021 to December 31, 2023, vesting on January 1, 2024, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.

Baxter R. Underwood

In light of Mr. Underwood's 2020 restricted stock award received in connection with the acquisition of Safe Harbor, Mr. Underwood did not participate in the 2021 equity compensation pool that was approved for the employees of Safe Harbor based on 2020 performance and therefore did not receive an equity award in 2021.

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Summary Compensation Table

The following table includes information concerning compensation for our NEOs for the fiscal year ended December 31, 2020:

Name and Principal Position	Year	Salary		Non-Equity Incentive(1)	Stock Awards(2)		All Other Compensation	Total
Gary A. Shiffman	2020	$521,027	(3)	$1,383,674	$9,208,679		$29,043	$11,142,423
Chairman and Chief Executive Officer	2019	$691,837		$1,383,675	$5,889,480		$4,273	$7,969,265
	2018	$691,837		$1,089,643	$7,404,000		$8,298	$9,193,778
John B. McLaren	2020	$397,614	(3)	$1,050,000	$3,541,800		$8,836	$4,998,250
President and Chief Operating Officer	2019	$525,000		$1,010,625	$2,453,950		$—	$3,989,575
	2018	$525,000		$669,375	$1,851,000		$1,179	$3,046,554
Karen J. Dearing	2020	$323,641	(3)	$850,000	$3,541,800		$6,490	$4,721,931
Executive Vice President, Treasurer, Chief Financial Officer and Secretary	2019	$425,000		$850,000	$2,453,950		$6,647	$3,735,597
	2018	$425,000		$669,375	$1,851,000		$8,506	$2,953,881
Bruce D. Thelen	2020	$376,640		$382,500	$814,200		$8,878	$1,582,218
Executive Vice President Operations and Sales	2019	$307,878		$153,938	$720,060		$5,100	$1,186,976
	2018	$281,538		$120,000	$607,140		$2,556	$1,011,234
Baxter R. Underwood	2020	$57,500	(4)	$—	$9,547,118	(5)	$100	$9,604,718
Chief Executive Officer of Safe Harbor	2019	N/A		N/A	N/A		N/A	$—
	2018	N/A		N/A	N/A		N/A	$—
(1)Annual incentives earned for a year are paid in the subsequent year. This column includes annual incentives earned for the 2020, 2019 and 2018 performance years paid in 2021, 2020, and 2019, respectively. See "2020 Compensation Decisions" above for additional information.
(2)This column includes restricted stock awards granted in 2020, 2019 and 2018 for the 2019, 2018 and 2017 performance years, respectively. Restricted stock awards for the 2020 performance year are granted in 2021. Amounts disclosed above represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 10, "Share-Based Compensation," in the Consolidated Financial Statements of our 2020 Annual Report on Form 10-K.
(3)The base salary paid is net of the amount each of Mr. Shiffman, Mr. McLaren, Ms. Dearing and Mr. Thelen forewent for the second quarter of 2020 in light of the disruption and uncertainty caused by the COVID-19 pandemic.
(4)Mr. Underwood's base salary represents his payment for the last two months of the year since the acquisition of Safe Harbor was effective October 31, 2020.
(5)This represents the value of the 69,368 stock awards issued to Mr. Underwood in connection with the acquisition of Safe Harbor.

Stock Vested During 2020

The following table sets forth certain information concerning shares held by our NEOs that vested during the year ended December 31, 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary A. Shiffman	106,946	$13,476,400
John B. McLaren	40,960	$5,257,784
Karen J. Dearing	35,729	$4,649,573
Bruce Thelen	2,600	$374,028

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Outstanding Equity Awards at Year-End December 31, 2020

The following table provides certain information with respect to the value of all restricted share awards previously granted our NEOs. None of the NEOs hold any unexercised options.

			Share Awards
Name	Grant Date	Time Vested, Market or Performance(1)	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(2)
Gary A. Shiffman	6/30/2014	T1	750	$113,963
	4/14/2015	T1	7,500	$1,139,625
	3/20/2016	T2	18,750	$2,849,063
	3/20/2016	M1	6,250	$949,688
	3/14/2017	T2	60,000	$9,117,000
	3/14/2017	M1	25,001	$3,798,902
	3/14/2017	P1	9,375	$1,424,531
	2/19/2018	T4	24,000	$3,646,800
	2/19/2018	M2	60,000	$9,117,000
	3/20/2019	T4	19,200	$2,917,440
	3/20/2019	M2	36,000	$5,470,200
	2/13/2020	T4	26,000	$3,950,700
	2/13/2020	M2	39,000	$5,926,050
Total			331,826	$50,420,962
John B. McLaren	2/15/2013	T1	750	$113,963
	6/30/2014	T1	3,000	$455,850
	4/14/2015	T1	1,875	$284,906
	5/19/2015	T3	2,500	$379,875
	3/20/2016	T2	8,750	$1,329,563
	3/20/2016	M1	2,918	$443,390
	3/14/2017	T2	10,000	$1,519,500
	3/14/2017	M1	4,167	$633,176
	3/14/2017	P1	1,563	$237,498
	2/19/2018	T4	6,000	$911,700
	2/19/2018	M2	15,000	$2,279,250
	3/20/2019	T4	8,000	$1,215,600
	3/20/2019	M2	15,000	$2,279,250
	2/13/2020	T4	10,000	$1,519,500
	2/13/2020	M2	15,000	$2,279,250
Total			104,523	$15,882,271
Karen J. Dearing	2/15/2013	T1	750	$113,963
	6/30/2014	T1	3,750	$569,813
	4/14/2015	T1	1,500	$227,925
	7/16/2015	T3	2,000	$303,900
	3/20/2016	T2	5,000	$759,750
	3/20/2016	M1	1,667	$253,301
	3/14/2017	T2	10,000	$1,519,500
	3/14/2017	M1	4,167	$633,176
	3/14/2017	P1	1,563	$237,498
	2/19/2018	T4	6,000	$911,700
	2/19/2018	M2	15,000	$2,279,250
	3/20/2019	T4	8,000	$1,215,600

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			Share Awards
Name	Grant Date	Time Vested, Market or Performance(1)	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(2)
	3/20/2019	M2	15,000	$2,279,250
	2/13/2020	T4	10,000	$1,519,500
	2/13/2020	M2	15,000	$2,279,250
Total			99,397	15,103,376
Bruce D. Thelen	1/16/2018	T4	3,000	$455,850
	2/14/2018	T4	1,200	$182,340
	4/15/2019	T4	1,600	$243,120
	4/15/2019	T4	3,200	$486,240
	3/3/2020	T4	2,000	$303,900
	3/3/2020	T4	3,000	$455,850
Total			14,000	2,127,300
Baxter R. Underwood	10/30/2020	T4	69,368	$10,540,468
Total			69,368	10,540,468

(1)	Time-vested anniversary year	T1	T2	T3	T4
	1	—%	—%	—%	20%
	2	—%	—%	—%	20%
	3	—%	20%	35%	20%
	4	20%	30%	35%	20%
	5	30%	35%	20%	20%
	6	35%	10%	5%	—%
	7	10%	5%	5%	—%
	8	5%	—%	—%	—%

	Market anniversary year	M1	M2
	1	—%	—%
	2	—%	—%
	3	33%	100%
	4	33%	—%
	5	34%	—%

	Performance anniversary year	P1
	1	25%
	2	25%
	3	25%
	4	25%
(2)Value based on $151.95, the closing price of our common stock on NYSE on December 31, 2020.

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CEO Pay Ratio

Median Employee Compensation

As of October 30, 2020, we employed over 5,300 talented individuals in full-time, part-time, seasonal and temporary positions in the United States and Canada. These employees can be categorized into the following areas:

}
Approximately 81 percent of our employees support operations at over 530 communities, resorts, and marinas in positions including but not limited to office assistants, member services specialists, coordinators, housekeepers, groundskeepers and dock hands. These employees are primarily paid on an hourly basis. The median annual total compensation for these employees in 2020 was $26,469.

}
The operational support employees described above are overseen by managers who are led by regional, divisional and senior vice presidents who account for 9.8 percent of our workforce. The median annual total compensation for these employees in 2020 was $78,416.

}
Approximately 9.2 percent of our workforce is comprised of corporate employees located primarily at our main offices. These employees include our executive management team as well as our finance, human resources, marketing and information technology professionals. The median annual total compensation for these employees in 2020 was $74,898.

Our median employee, a maintenance technician, was identified from base compensation payroll records as of October 30, 2020, after annualization of compensation for applicable part-time and full-time employees. Base compensation does not include every element of compensation, but does reasonably reflect annual compensation for our employee population.

Total annual compensation for the identified median employee, on a basis consistent with the Summary Compensation Tables requirements and excluding our CEO, was $29,100 for 2020. As a result of the CEO and median employee compensation per above, our CEO pay ratio for 2020 was 572:1.

Additional Executive Compensation Policies and Practices

Risks Arising from Compensation Policies and Practices

Our senior management has assessed the enterprise-wide risks facing us and processes and procedures to mitigate such risks. In connection with such enterprise risk management process, our compensation programs were assessed, including program features that could potentially encourage excessive or imprudent risk taking and the specific aspects of our compensation policies and procedures which mitigate some of the material risks that might otherwise arise from such policies and procedures. Following this review, our management, Compensation Committee and Board affirmatively determined that there were no risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on us.

Anti-Hedging Policy

We have adopted an anti-hedging policy under which its directors and executive officers who are subject to reporting requirements under Section 16 of the Exchange Act are prohibited from trading in any interest relating to the future price of the Company's securities, such as a put, call or short sale.

Pledging Policy

We have adopted a pledging policy under which our directors and executive officers are prohibited from pledging any Company securities as collateral for indebtedness unless the NCG Committee has first reviewed and approved the terms of the pledge.

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Executive Stock Ownership Guidelines

In an effort to align the interests of the Company's management with those of its shareholders, the Company has adopted a policy under which its executive officers who are subject to reporting requirements under Section 16 of the Exchange Act are subject to equity ownership guidelines. Under these guidelines, each executive officer is required to own shares of our stock with a value equal to a multiple of his or her annual base salary as follows:

Position	Multiple	Annual Base Measure
Chairman and CEO	6x	Base salary
President and other executive officers	4x	Base salary

Covered individuals are required to achieve compliance with these guidelines by five years from the later of the date of:

}	February 13, 2020, which was the date these guidelines were last amended,
}	promotion to the covered position, or
}	start of employment with the Company.

Stock Retention Requirements: Until he or she complies with the guidelines, or if he or she fails to comply due to a reduction in stock price, he or she must retain at least 50 percent of all shares of restricted stock as they vest (not including any newly vested shares sold or withheld to pay applicable taxes).

As of March 12, 2021, each of our NEOs satisfied the requirements of these stock ownership guidelines.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this document.

Respectfully submitted,
Members of the Compensation Committee:
Brian M. Hermelin (Chairman)
Ronald A. Klein
Clunet R. Lewis

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Sun Listens
We believe the best way to deliver extraordinary service to our residents and guests is to listen to what our customers are saying about their experience and taking action on areas where we can improve. We use Net Promoter Score (NPS), which creates data based on resident and guest feedback, helping identify our strengths and areas for improvement. Customers are surveyed regularly, beginning with their move-in or check-in, and again at various points throughout their stay with us. Resident and guest feedback is received and addressed through other avenues including social media engagement and a phone line dedicated to resident and guest services. Our trained team assists and escalates accordingly, allowing for swift resolution.

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INFORMATION ABOUT EXECUTIVE OFFICERS
Executive Officers Biographies

The persons listed below are our executive officers who served during the last completed fiscal year. Each is appointed by, and serves at the pleasure of, the Board.

Name	Age	Title
Gary A. Shiffman	66	Chairman and Chief Executive Officer
John B. McLaren	50	President and Chief Operating Officer
Karen J. Dearing	56	Executive Vice President, Treasurer, Chief Financial Officer and Secretary
Bruce D. Thelen	36	Executive Vice President Operations and Sales
Baxter R. Underwood	43	Chief Executive Officer of Safe Harbor

Background information for Gary A. Shiffman is provided on page 11.

John B. McLaren
President and Chief Operating Officer

Mr. McLaren has been in the manufactured housing industry since 1995. He has served as our President since 2014 and as our Chief Operating Officer since 2008. From 2008 to 2014, he served as an Executive Vice President of the Company. From 2005 to 2008, he was Senior Vice President of SHS with overall responsibility for home sales and leasing. Mr. McLaren spent approximately three years as Vice President of Leasing & Service for SHS with responsibility for developing and leading our Rental Program and also has experience in the multi-family REIT segment and the chattel lending industry.

Karen J. Dearing
Executive Vice President, Treasurer, Chief Financial Officer and Secretary

Ms. Dearing has served as our Chief Financial Officer and Executive Vice President since 2008. She joined us in 1998 as the Director of Finance where she worked extensively with accounting and finance matters related to our ground-up developments and expansions. Ms. Dearing became our Corporate Controller in 2002 and Senior Vice President in 2006. She is responsible for the overall management of our information technology, accounting, tax and finance departments and all internal and external financial reporting. Prior to working for us, Ms. Dearing had over seven years of experience as the Financial Controller of a privately-owned automotive supplier and over four years of experience as a certified public accountant with Deloitte. Since December 2020, Ms. Dearing has served on the Board of Directors and audit committee of Agree Realty Corporation, a publicly-traded retail property REIT (NYSE: ADC).

Bruce D. Thelen
Executive Vice President Operations and Sales

Mr. Thelen currently serves as our Executive Vice President of Operations and Sales. Mr. Thelen has led our manufactured home sales and leasing subsidiary, Sun Home Services, Inc., since joining the Company in January 2018. Mr. Thelen's responsibilities have grown consistently, including responsibilities relating to our MH and RV property operations and marketing. Mr. Thelen has a wide-ranging network of industry relationships and currently serves on the board of Rezplot System, LLC, a joint venture of ours, the leading online marketplace for RV resorts and campgrounds. Prior to Sun, Mr. Thelen held multiple positions with a national manufactured home builder, most recently as the Vice President of Sales and Marketing. Prior to that, he was with the management consulting firm Booz & Company.

Baxter R. Underwood
Chief Executive Officer of Safe Harbor

Mr. Underwood has served as Safe Harbor's Chief Executive Officer since January 2017. He was designated as an executive officer of the Company upon our acquisition of Safe Harbor in October 2020. From 2015 to 2017, he served as President of Safe Harbor. Mr. Underwood was previously the Chief Investment Officer of CNL Lifestyle Properties, a previously public REIT, where he was responsible for the acquisition and management of a large portfolio of lifestyle assets.

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Employment Agreements

Gary A. Shiffman

We and Mr. Shiffman have entered into an employment agreement effective March 29, 2021, under which he serves as our Chief Executive Officer. This agreement supersedes Mr. Shiffman's previous employment agreement, which governed the terms of his compensation in 2020. The initial term of Mr. Shiffman's employment agreement is for five years and is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.

Mr. Shiffman’s annual base salary under his new employment agreement is $900,000, which is the 50th percentile base salary for 2020 of chief executive officers of publicly-traded REITs with market capitalizations over $10 billion, as reported in the 2020 NAREIT Compensation Survey. The annual base salary under his previous employment agreement was $691,837. In addition to his base salary, we may pay Mr. Shiffman an annual incentive in an amount determined by the Compensation Committee, based on individual goals and objectives for Mr. Shiffman, the Company's performance or other criteria the Compensation Committee deems relevant. Although annual incentives are not subject to predetermined contractual caps and are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee regularly sets specific performance criteria pursuant to a written plan for Mr. Shiffman adopted before or shortly after the beginning of each year.

The non-competition clauses of Mr. Shiffman's employment agreement generally preclude him from engaging, directly or indirectly, in the same business as the Company, including the development, ownership, leasing, management, financing, or sales of MH communities, RV resorts, manufactured homes or marinas anywhere in the continental U.S. or Canada during the period he is employed by us and for a period of up to 24 months following the period he is employed by us; provided, however, that if Mr. Shiffman is terminated without cause, as defined in his employment agreement, the period of non-competition will be reduced to 12 months following the period he is employed by us.

John B. McLaren

We and Mr. McLaren have entered into an employment agreement effective March 29, 2021 under which he serves as our President and Chief Operating Officer. This agreement supersedes Mr. McLaren's previous employment agreement, which governed the terms of his compensation in 2020. The initial term of Mr. McLaren's employment agreement is for five-years and is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.

Mr. McLaren's annual base salary under his new employment agreement is $650,000, which is the 75th percentile base salary for 2020 of chief operating officers of publicly-traded REITs with market capitalizations over $10 billion, as reported in the 2020 NAREIT Compensation Survey. The annual base salary under his previous employment agreement was $525,000. In addition to his base salary, we may pay Mr. McLaren an annual incentive in an amount determined by the Compensation Committee, based on individual goals and objectives for Mr. McLaren, the Company's performance or other criteria the Compensation Committee deems relevant. Although annual incentives are not subject to predetermined contractual caps and are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee regularly sets specific performance criteria pursuant to a written plan for Mr. McLaren adopted before or shortly after the beginning of each year.

The non-competition clauses of Mr. McLaren's employment agreement generally preclude him from engaging, directly or indirectly, in the same business as the Company, including the development, ownership, leasing, management, financing, or sales of MH communities, RV resorts, manufactured homes or marinas anywhere in the continental U.S. or Canada during the period he is employed by us and for a period of up to 24 months following the period he is employed by us; provided, however, that if Mr. McLaren is terminated without cause, as defined in his employment agreement, the period of non-competition will be reduced to 12 months following the period he is employed by us.

Karen J. Dearing

We and Ms. Dearing have entered into an employment agreement effective March 29, 2021, under which she serves as our Chief Financial Officer, Executive Vice President, Secretary, and Treasurer. This agreement supersedes Ms. Dearing's previous employment agreement, which governed the terms of her compensation in 2020. The initial term of Ms. Dearing's employment agreement is for five years and is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.

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Ms. Dearing's annual base salary under her new employment agreement is $600,000, which is the 75th percentile base salary for 2020 of chief financial officers of publicly-traded REITs with market capitalizations over $10 billion, as reported in the 2020 NAREIT Compensation Survey. The annual base salary under her previous employment agreement was $425,000. In addition to her base salary, we may pay Ms. Dearing an annual incentive in an amount determined by the Compensation Committee, based on individual goals and objectives for Ms. Dearing, the Company's performance or other criteria the Compensation Committee deems relevant. Although incentives are not subject to predetermined contractual caps and are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee regularly sets specific performance criteria pursuant to a written plan for Ms. Dearing adopted before or shortly after the beginning of each year.

The non-competition clauses of Ms. Dearing's employment agreement generally preclude her from engaging, directly or indirectly, in the same business as the Company, including the development, ownership, leasing, management, financing, or sales of MH communities, RV resorts, manufactured homes or marinas anywhere in the continental U.S. or Canada during the period she is employed by us and for a period of up to 24 months following the period she is employed by us; provided, however, that if Ms. Dearing is terminated without cause, as defined in her employment agreement, the period of non-competition will be reduced to 12 months following the period she is employed by us.

Baxter R. Underwood

We and Mr. Underwood have entered into an employment agreement effective October 2020 under which he serves as the Chief Executive Officer of Safe Harbor. The employment agreement has an initial term ending March 31, 2026, and is automatically renewable for successive one-year terms thereafter unless either party timely terminates the agreement.

Mr. Underwood is paid an annual base salary of $325,000 during the term of the employment agreement. In addition to his base salary, we may pay Mr. Underwood an annual incentive in an amount up to 100 percent of his base salary determined by the Safe Harbor Executive Committee based on certain goals and objectives. Mr. Underwood also is eligible to participate in an equity incentive program for Safe Harbor's employees under which in any year he may be granted restricted shares of our common stock based on Safe Harbor's performance in the prior calendar year.

The non-competition clauses of Mr. Underwood's employment agreement generally preclude him from engaging, directly or indirectly, in the financing, operation, management or control of all or any portion of the marina business anywhere in the continental U.S. or Canada during the period he is employed by us and for a period of up to 18 months following the period he is employed by us. Under certain circumstances associated with the termination of this employment, Mr. Underwood may elect to forgo severance compensation and certain benefits in exchange for a release of his obligations under his non-competition clauses.

Clawback

Incentive compensation paid or payable to each of our executive officers will not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the NYSE. Our executive officers' incentive-based compensation, including equity-based incentive compensation, is also subject to our Executive Compensation Clawback Policy, under which the Compensation Committee may seek recoupment of incentive compensation if any of our executive officers engages in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of our financial results in order to comply with federal securities laws.

Change of Control and Severance Payments

See "Change of Control and Severance Payments" below for a description of the change of control and severance payment provisions of the employment agreements of Mr. Shiffman, Mr. McLaren, Ms. Dearing and Mr. Underwood.

Copies of Employment Agreements

Copies of the new employment agreements of Mr. Shiffman, Mr. McLaren and Ms. Dearing are filed as exhibits to our Current Report on Form 8-K dated March 29, 2021 and filed with the SEC. Copies of the previous employment agreements of Mr. Shiffman, Mr. McLaren and Ms. Dearing, and Mr. Underwood's employment agreement are incorporated by reference as exhibits to our most recent Annual Report on Form 10-K filed with the SEC.

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Change of Control and Severance Payments

Under their employment agreements, we are obligated to make severance and change of control payments to Mr. Shiffman, Mr. McLaren, Ms. Dearing and Mr. Underwood under certain circumstances.

If the employment of any such executive is terminated by us without "cause" or by the executive for "good reason" as defined in his or her employment agreement, or in the case of Mr. Underwood, if we elect not to renew his employment agreement, he or she is entitled to any accrued but unpaid salary, incentive compensation and benefits through the effective date of termination. In addition, subject to the execution of a general release and continued compliance with his or her non-competition and confidentiality covenants, each such executive is entitled to continued payment of his base salary for up to 18 months after termination. Under the terms of their previous employment agreements, each of Ms. Dearing and Mr. McLaren was entitled to continued payment of his or her base salary for up to 12 months after any such termination.

If Mr. Shiffman's, Mr. McLaren's, Ms. Dearing's or Mr. Underwood's employment is terminated due to death or disability, he or she or his or her successors and assigns, is entitled to any accrued but unpaid salary, incentive compensation and benefits through the effective date of termination. In addition, Mr. Shiffman, Mr. McLaren, Ms. Dearing and Mr. Underwood are entitled to a continuation of salary for up to 24 months after death or disability.

If there is a change of control of the Company (as defined in each executive's employment agreement) and any of the following occurs or is applicable:

}
we or a successor entity terminate the employment of Mr. Shiffman, Mr. McLaren, Ms. Dearing or Mr. Underwood without "cause" (as defined in his or her employment agreement) within two years after the date of such change of control,

}
any of Mr. Shiffman, Mr. McLaren, Ms. Dearing or Mr. Underwood terminates his or her employment for "good reason" (as defined in his or her employment agreement) within two years after the date of such change of control,

}
if the form of such change of control transaction is a sale by the Company of all or substantially all of its assets and the Company or its successor does not expressly assume the employment agreement of Mr. Shiffman, Mr. McLaren, Ms. Dearing or Mr. Underwood, or

}	in the case of Mr. Underwood, there are less than two years remaining under the term of his employment agreement,

then we are obligated to pay Mr. Shiffman, Mr. McLaren, Ms. Dearing, or Mr. Underwood as applicable, an amount equal to 2.99 times his or her then current base salary (less, in the case of Mr. Shiffman, Mr. McLaren, and Ms. Dearing, amounts paid between the change of control event and the triggering event), and to continue to provide him or her health and insurance benefits for up to one year. In addition, in the case of any such triggering event, all stock options or other stock-based compensation awarded to Mr. Shiffman, Mr. McLaren, Ms. Dearing or Mr. Underwood, will become fully vested and immediately exercisable and any stock options may be exercised by him or her at any time within one year after the triggering event.

Under any of the foregoing events of termination or a change of control, all stock options and other stock-based compensation awarded to the applicable executive shall become fully vested and immediately exercisable.

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The following tables describe the potential payments upon termination without cause, a termination due to death or disability or after a change of control (and associated termination of the executives) for the following NEOs assuming a termination date of December 31,2020, and based on the terms of their respective employment agreements on that date:

Termination Without Cause

Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits(3)	Total
Gary A. Shiffman	$1,037,756	$50,420,961	$—	$51,458,717
John B. McLaren	$525,000	$15,882,270	$—	$16,407,270
Karen J. Dearing	$425,000	$15,103,374	$—	$15,528,374
Bruce D. Thelen	N/A	N/A	N/A	$—
Baxter R. Underwood	$487,500	$10,540,468	$—	$11,027,968

Termination Due to Death or Disability

Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits(3)	Total
Gary A. Shiffman	$1,383,674	$50,420,961	$—	$51,804,635
John B. McLaren	$1,050,000	$15,882,270	$—	$16,932,270
Karen J. Dearing	$850,000	$15,103,374	$—	$15,953,374
Bruce D. Thelen	N/A	N/A	N/A	$—
Baxter R. Underwood	$650,000	$10,540,468	$—	$11,190,468

Change of Control

Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits(3)	Total
Gary A. Shiffman	$2,068,593	$50,420,961	$—	$52,489,554
John B. McLaren	$1,569,750	$15,882,270	$—	$17,452,020
Karen J. Dearing	$1,270,750	$15,103,374	$—	$16,374,124
Bruce Thelen	N/A	N/A	N/A	$—
Baxter R. Underwood	$971,750	$10,540,468	$—	$11,512,218
(1)Assumes a termination on December 31, 2020 and payments based on base salary without taking into account any accrued incentive-based compensation as of December 31, 2020 for each executive for the periods specified above.
(2)Calculated based on a termination as of December 31, 2020 and the fair market value of our common stock on NYSE as of December 31, 2020.
(3)Reflects continuation of health benefits, life insurance and accidental death and disability insurance for the periods specified above.

SUN COMMUNITIES	2021 - PROXY STATEMENT	74

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the deductibility on our tax return of compensation over $1.0 million to any of our NEOs.

We believe that, because we qualify as a REIT under the Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) has not and will not generally affect our net income. However, to the extent that compensation does not qualify for deduction of Section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital.

We do not believe that Section 162(m) has materially affected or will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder.

For these reasons, Section 162(m) is not a significant factor in the Compensation Committee's compensation policy and practices. In 2020, we paid $15,524,949 to Mr. Shiffman, $6,046,977 to Mr. McLaren, $5,176,049 to Ms. Dearing, that were subject to Section 162(m).

409A Considerations

We have also taken into consideration Code Section 409A in the design and implementation of our compensation programs. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20 percent of the benefit includible in income.

SUN COMMUNITIES	2021 - PROXY STATEMENT	75

The system's environmental impact is equivalent to reducing over 20 million car miles or reducing 914,927 gallons of gasoline used.

This project
•consists of approximately 16,000 panels spanning over 675,000 square feet,
•will generate approximately 11.5 million kilowatt hours of electricity, enough to
▪power 938 homes and
▪reduce carbon dioxide emissions by more than 18 million pounds annually.

The arrays have begun construction and will be completed and energized during 2020 and 2021.

SUN COMMUNITIES	2021 - PROXY STATEMENT	76

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF GRANT THORNTON LLP

SUMMARY
What Am I Voting On?

The third proposal to be considered at the Annual Meeting will be the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. The Audit Committee has selected and appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. Grant Thornton LLP has audited our consolidated financial statements since 2003. Although ratification by shareholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in our best interests and our shareholders. If our shareholders do not ratify the appointment of Grant Thornton, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of Grant Thornton LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required

A majority of the votes cast at the Annual Meeting is required to ratify the selection of Grant Thornton LLP. Abstentions will not count as votes cast for this proposal and do not represent votes cast for or against the ratification of the selection of Grant Thornton LLP. In the absence of your voting instructions, your broker or nominee may vote your shares for this proposal in its discretion.

Board Recommendation: FOR
The Board unanimously recommends that you vote "FOR" the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2021.

SUN COMMUNITIES	2021 - PROXY STATEMENT	77

Report of the Audit Committee

The Board maintains an Audit Committee comprised of four directors. The directors who serve on the Audit Committee are all "independent" for purposes of the NYSE listing standards. The Audit Committee held four formal meetings during the year ended December 31, 2020.

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•    reviewed and discussed the audited financial statements with management and Grant Thornton, LLP, our independent auditors, for the fiscal year ended December 31, 2020;
•    discussed with the independent auditors those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•    received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, be filed with the SEC.

The Audit Committee has considered and determined that the level of fees of Grant Thornton LLP for provision of services other than the audit services is compatible with maintaining the auditor's independence.

Respectfully Submitted,
Members of the Audit Committee:
Stephanie W. Bergeron (Chair)
Meghan G. Baivier
Brian M. Hermelin
Clunet R. Lewis

SUN COMMUNITIES	2021 - PROXY STATEMENT	78

Fees Paid to Independent Registered Public Accounting Firm

Auditor Fees Policy

The Audit Committee has a policy on the pre-approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all services provided by the independent auditors to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. All of the services provided by our independent auditor in 2020 and 2019 including services related to audit, audit-related fees, tax fees and all other fees described below, were approved by the Audit Committee under its pre-approval policies.

Auditor Fees

Aggregate fees for professional services rendered by Grant Thornton LLP, our independent auditors, for the years ended December 31, 2020 and 2019 were as follows:

Category	December 31, 2020	December 31, 2019
Audit Fees: For professional services rendered for the audit of our financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, the reviews of quarterly financial statements and consents	$1,136,096	$921,875
Audit-Related Fees: For professional services rendered for accounting assistance with new accounting standards and potential transactions and other SEC related matters	$—	$11,700

SUN COMMUNITIES	2021 - PROXY STATEMENT	79

Sun Unity
Raising the "Unity" in Community
Sun Unity, our social responsibility program, was launched in 2016 to demonstrate and extend our local and global outreach. The program is composed of partnerships, community events, charitable match programs, and by giving team members eight hours of paid time off to participate in individual philanthropic efforts.
Sun Unity aims to establish programs and a culture that unites our team, guests, residents and community to maximize our impact in the communities we serve and the world in which we live.

Sun Unity continues to pursue goals to extend our local and global reach. In 2020 we set out to:

•Develop a "Give Back" team member culture
•Extend Sun Unity programs into the local areas where our communities and resorts operate
•Provide opportunities to involve our residents and guests in Sun Unity initiatives
•Increase support toward environmental and health programs
•Expand our local and global volunteer opportunities

Community Impact	Health and Well-being	Education	Animal Welfare

SUN COMMUNITIES	2021 - PROXY STATEMENT	80

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

In order to be considered for inclusion in our proxy statement and on the proxy card that will be solicited by the Board in connection with the 2022 annual meeting of shareholders, shareholder proposals and nominations for election to the Board of Directors intended to be presented at the 2022 annual meeting of shareholders must be received by our Secretary no later than December 7, 2021.

In addition, if a shareholder desires to bring business before an annual meeting of shareholders, which is not the subject of a proposal for inclusion in our proxy materials, the shareholder must follow the advance notice procedures outlined in our bylaws. To bring business before our 2022 annual meeting which is not the subject of a proposal in our proxy materials, advance notice must be provided between January 19, 2022 and February 18, 2022. These advance notice procedures are the same as the advance notice procedures for shareholder nominated directors, which are described above under "PROPOSAL NO. 1 - ELECTION OF DIRECTORS - Consideration of Director Nominees - Review of Shareholders' Director Nominees".

Our bylaws provide that:

} with respect to an annual meeting of shareholders, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder who was a shareholder of record at the time of giving of notice provided for in the bylaws and at the time of the annual meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and
} with respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made (a) pursuant to our notice of meeting, (b) by or at the direction of the Board of Directors, or (c) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder who is a shareholder of record both at the time of giving of notice provided for in the bylaws and at the time of the special meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

SUN COMMUNITIES	2021 - PROXY STATEMENT	81

GENERAL INFORMATION
About the Annual Meeting

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote on the following proposals:

Proposal No. 1 — Elect eight directors to serve until our 2022 annual meeting of shareholders or until their successors shall have been duly elected and qualified;
Proposal No. 2 — Non-binding advisory vote on executive compensation;
Proposal No. 3 — Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2021.

In addition, shareholders shall consider any other business properly brought before the Annual Meeting.

We have sent these proxy materials to you because our Board is requesting that you allow your shares of our common stock to be represented at the Annual Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the SEC and that is designed to assist you in voting your shares of common stock.

Why are you holding a virtual Annual Meeting?

Due to the emerging public health impact of the COVID-19 pandemic, to comply with government directives and to support the health and well-being of our shareholders, this year's Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management. Just like we did during our in-person meetings, during the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits. We may return to in-person meetings in the future.

How do I attend and vote shares at the virtual Annual Meeting?

The Annual Meeting will begin at 11:00 a.m. EDT on May 19, 2021. We encourage shareholders to access the meeting prior to the start time. Please allow ample time for check-in, which will begin at 10:45 a.m. EDT. In order to participate in the 2021 Annual Meeting live via the Internet, you must log in at www.virtualshareholdermeeting.com/SUI2021 and be sure to enter the 16 digit number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. You may also attend the meeting and vote online at the meeting if you have obtained a legal proxy from your bank or broker.

On the day of the Annual Meeting, if you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting. We will provide a physical location for shareholders to attend the meeting via the webcast if requested by a shareholder in writing by contacting the Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034. Please note that no members of management or the Board will be in attendance at the physical location.

How Do I Ask Questions During the Annual Meeting?

Questions can be submitted live during the meeting. During the meeting, we will answer as many shareholder submitted questions relevant to the meeting as time permits.

SUN COMMUNITIES	2021 - PROXY STATEMENT	82

Who is Entitled to Vote?

You will be entitled to vote your shares of common stock on the proposals if you held your shares of common stock at the close of business on the Record Date. As of the Record Date, a total of 111,681,292 shares of common stock were outstanding and entitled to vote held by 283 holders of record. Each share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is Required to Hold the Annual Meeting?

The presence at the Annual Meeting of the holders of a majority of the shares of common stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting business to be conducted at the Annual Meeting. If you have returned valid proxy instructions or you attend the Annual Meeting, your shares of common stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the Annual Meeting. If there is not a quorum at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to the shareholders, other than an announcement at the prior adjournment of the Annual Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Annual Meeting.

How do I Vote?

Your vote is important. Shareholders have a choice of voting over the Internet (either before or during the Annual Meeting), by telephone, or using a traditional proxy card.

To vote by Internet:

Before the Meeting - go to www.proxyvote.com and follow the instructions there. You will need the 16-digit number included on your proxy card, voter instruction form or notice.

During the Meeting - go to www.virtualshareholdermeeting.com/SUI2021. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Voting online during the meeting will replace any previous votes.

Even if you plan to attend the meeting virtually, we recommend that you submit your proxy card or voting instructions, or vote by internet, telephone or traditional proxy card by the deadline so that your vote will be counted even if you later decide not to attend the meeting.

To vote by telephone, shareholders should dial the phone number listed on their voter instruction form and follow the instructions. You will need the 16-digit number included on the voter instruction form or notice.

If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

•by internet: www.proxyvote.com;

•by phone: (800) 579-1639; or

•by email: sendmaterial@proxyvote.com (your material should contain the 16-digit number in the subject line included on the voter instruction form or notice).

The deadline for voting by phone or Internet before the meeting is 11:59 p.m. EDT, on May 18, 2021.

If you complete your proxy via the internet or telephone, or properly sign and return you proxy card, your shares will be voted as you direct. You may specify whether your shares should be voted: (1) for all, some or none of the nominees for director, (2) for or against Proposal No. 2, (3) for or against Proposal No. 3.

We encourage you to provide voting instructions to your brokerage firm by returning a completed proxy. This ensures your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive notice of this Proxy Statement.

SUN COMMUNITIES	2021 - PROXY STATEMENT	83

Can I Change or Revoke My Proxy?

You may change your proxy at any time before the Annual Meeting by timely delivery of a properly executed, later-dated proxy or by voting at the virtual meeting. You may also revoke your proxy by delivering to our Secretary, so that it is received prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy. However, attendance (without further action) at the Annual Meeting will not by itself constitute revocation or change of a previously granted proxy.

What are the Board's Recommendations?

The Board recommends that you vote:

FOR the election of each of the nominees for director;
FOR the non-binding approval of the executive compensation as disclosed in this Proxy Statement;
FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2021; and

If no instructions are indicated on your valid proxy, the representative holding your proxy will vote in accordance with the foregoing recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the representatives holding proxies will vote in their own discretion.

How Can I Receive a Proxy Statement and Annual Report?

Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 18, 2021, is available electronically via the Internet at www.proxyvote.com. In addition, we will provide without charge to each person to whom this Proxy Statement is delivered, upon written or verbal request, a copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, which contains our audited financial statements. Written or telephone requests should be directed to us at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034. Our telephone number is (248) 208-2500.

If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

Internet www.proxyvote.com	Call (800) 579-1639	Email sendmaterial@proxyvote.com (your email should contain the 16 digit number in the subject line included on the voter instruction form or notice)
What Vote is Needed to Approve Each Proposal?

Following are the votes needed in order for each proposal to be approved at the Annual Meeting. For all proposals, a quorum must be present at the Annual Meeting.

Proposal No. 1:    The affirmative vote by a majority of all the votes cast at the Annual Meeting is necessary for the election of eight directors to serve until our 2022 annual meeting of shareholders, or until their successors shall have been duly elected and qualified.

Proposal No. 2:    The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for the non-binding approval of the executive compensation of our NEOs as disclosed in this Proxy Statement.

Proposal No. 3:    The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2021.

SUN COMMUNITIES	2021 - PROXY STATEMENT	84

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for" or "against" any matter being voted on at the Annual Meeting and will not be counted as "votes cast." Therefore, abstentions will have no effect on any of the proposals. Broker "non-votes," or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on Proposal No. 3 even if the broker does not receive voting instructions from you. However, under NYSE rules, your broker does not have discretionary authority to vote on any of the other proposals without instructions from you, in which case a broker "non-vote" will occur, and your shares of common stock will not be voted on these matters.

How is My Vote Counted?

If the proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions enclosed, the shares of common stock represented by the proxy will be voted by Gary A. Shiffman and Karen J. Dearing, the Board's proxy agents for the Annual Meeting, in the manner specified in the proxy. If no specification is made, the common stock will be voted "FOR" the election of the seven nominees for the Board, "FOR" the executive compensation as disclosed in this Proxy Statement, and "FOR" the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2021, at the discretion of Gary A. Shiffman and Karen J. Dearing, the Board's designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Who is Soliciting My Proxy?

This solicitation of proxies is made by and on behalf of our Board. Proxies may be solicited by personal interview, telephone, facsimile or email or by our directors, officers and employees. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding the material.

We have engaged Alliance Advisors LLC as proxy solicitors, and we anticipate fees and expenses will not exceed $13,000. The costs of all proxy solicitation will be borne by us. Alliance Advisors LLC will assist us with voting research, investor outreach and securing votes.

Our principal executive offices are located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.

SUN COMMUNITIES	2021 - PROXY STATEMENT	85

Other Matters

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors
Dated: April 6, 2021
Karen J. Dearing, Secretary

SUN COMMUNITIES	2021 - PROXY STATEMENT	86

JELLYSTONE PARK™ AT BIRCHWOODACRES, NEW YORK

2020 Environmental Initiatives

Smart Thermostats	Paperless Initiatives

We completed installation of ENERGY STAR certified smart thermostats at 312 locations. Anticipated savings:
•12 percent on heating and 15 percent on cooling costs.
•Energy usage reduction by over 5 million kWh per year.

We have transitioned several of our paper-based processes to an electronic format: home purchase agreements, sit leases, rental home agreements, long-term RV lease agreements, and many others. Anticipated benefits:
•1,802,315 pages of paper saved.
•Streamlined Customer's application process.

SUN COMMUNITIES	2021 - PROXY STATEMENT	87

APPENDIX A - NON-GAAP FINANCIAL MEASURES

Investors in and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, tax, depreciation and amortization ("EBITDA") as supplemental performance measures. The Company believes that FFO, NOI and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. NOI provides a measure of rental operations and does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles ("GAAP") depreciation and amortization of real estate assets. EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs. Additionally, FFO NOI and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period- over-period results.

The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.

NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of our liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

SUN COMMUNITIES	2021 - PROXY STATEMENT	88

EBITDA as defined by NAREIT (referred to as "EBITDAre") is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciated and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs to cover fixed Costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA").

The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its divided paying capacity, and should therefore not replace GAAP net income (loss) as an indicated of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.

SUN COMMUNITIES	2021 - PROXY STATEMENT	89

Reconciliations to Non-GAAP Financial Measures

The following table reconciles Net Income Attributable to Sun Communities, Inc. Common Shareholders to Funds from Operations (amounts in thousands except for per share data):

	Year Ended December 31,
	2020	2019	2018
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$131,614	$160,265	$105,493
Adjustments
Depreciation and amortization	376,897	328,646	288,206
Depreciation on nonconsolidated affiliates	66	—	—
(Gain) / loss on remeasurement of marketable securities	(6,129)	(34,240)	3,639
Loss on remeasurement of investment in nonconsolidated affiliates	1,608	—	—
Loss on remeasurement of notes receivable	3,275	—	—
Income attributable to noncontrolling interests	7,881	8,474	7,740
Preferred return to preferred OP units	2,231	2,610	2,206
Preferred distribution to Series A-4 preferred stock	—	1,288	1,737
Gain on disposition of properties	(5,595)	—	—
Gain on disposition of assets, net	(22,180)	(26,356)	(23,406)
FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities	$489,668	$440,687	$385,615
Adjustments
Business combination expense	23,008	—	—
Other acquisition related costs	2,326	1,146	1,001
Loss on extinguishment of debt	5,209	16,505	1,190
Catastrophic weather-related charges, net	885	1,737	92
Loss of earnings - catastrophic weather related	—	—	(292)
(Gain) / loss on foreign currency translation	(8,039)	(4,557)	8,234
Other (income) / expense, net	3,768	1,100	(1,781)
Other adjustments	(1,265)	314	310
Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities	$515,560	$456,932	$394,369

Weighted average common shares outstanding - basic	97,521	88,460	81,387
Add
Common stock issuable upon conversion of stock options	1	1	2
Restricted stock	455	454	651
Common OP units	2,458	2,448	2,733
Common stock issuable upon conversion of certain preferred OP units	907	1,454	1,368
Weighted Average Common Shares Outstanding - Fully Diluted	$101,342	$92,817	$86,141

FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities Per Share - Fully Diluted	$4.83	$4.75	$4.48
Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities Per Share - Fully Diluted	$5.09	$4.92	$4.58

SUN COMMUNITIES	2021 - PROXY STATEMENT	90

The following table reconciles Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA (amounts in thousands):

	Year Ended December 31,
	2020	2019	2018
Net Income Attributable To Sun Communities, Inc., Common Stockholders	$131,614	$160,265	$105,493
Adjustments
Depreciation and amortization	376,876	328,067	287,262
Loss on extinguishment of debt	5,209	16,505	1,190
Interest expense	129,071	133,153	130,556
Interest on mandatorily redeemable preferred OP units / equity	4,177	4,698	3,694
Current tax expense	790	1,095	595
Deferred tax benefit	(1,565)	(222)	(507)
Income from nonconsolidated affiliates	(1,740)	(1,374)	(790)
Less: Gain on dispositions of assets, net	(22,180)	(26,356)	(23,406)
Less: Gain on disposition of properties	(5,595)	—	—
EBITDAre	616,657	615,831	504,087
Adjustments
Catastrophic weather-related charges, net	885	1,737	92
Business combination expense	23,008	—	—
(Gain) / loss on remeasurement of marketable securities	(6,129)	(34,240)	3,639
(Gain) / loss on foreign currency translation	(8,039)	(4,557)	8,234
Other (income) / expense, net	3,768	1,100	(1,781)
Loss on remeasurement of notes receivable	3,275	—	—
Loss on remeasurement of investment in nonconsolidated affiliates	1,608	—	—
Preferred return to preferred OP units / equity	6,935	6,058	4,486
Income attributable to noncontrolling interests	8,902	9,768	8,443
Preferred stock distribution	—	1,288	1,736
Plus: Gain on dispositions of assets, net	22,180	26,356	23,406
Recurring EBITDA	$673,050	$623,341	$552,342

SUN COMMUNITIES	2021 - PROXY STATEMENT	91

The following table reconciles Net Income Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income (amounts in thousands):

	Year Ended December 31,
	2020	2019	2018
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$131,614	$160,265	$105,493
Interest income	(10,119)	(17,857)	(20,852)
Brokerage commissions and other revenues, net	(17,230)	(14,127)	(6,205)
Home selling expenses	15,134	14,690	15,722
General and administrative expenses	111,288	93,964	81,429
Catastrophic weather-related charges, net	885	1,737	92
Business combination expense	23,008	—	—
Depreciation and amortization	376,876	328,067	287,262
Loss on extinguishment of debt	5,209	16,505	1,190
Interest expense	129,071	133,153	130,556
Interest on mandatorily redeemable preferred OP units / equity	4,177	4,698	3,694
(Gain) / loss on remeasurement of marketable securities	(6,129)	(34,240)	3,639
(Gain) / loss on foreign currency translation	(8,039)	(4,557)	8,234
Gain on disposition of property	(5,595)	—	—
Other (income) / expense, net	3,768	1,100	(1,781)
Loss on remeasurement of notes receivable	3,275	—	—
Income from nonconsolidated affiliates	(1,740)	(1,374)	(790)
Loss on remeasurement of investment in nonconsolidated affiliates	1,608	—	—
Current tax expense	790	1,095	595
Deferred tax benefit	(1,565)	(222)	(507)
Preferred return to preferred OP units / equity	6,935	6,058	4,486
Income attributable to noncontrolling interests	8,902	9,768	8,443
Preferred stock distribution	—	1,288	1,736
NOI / Gross profit	$772,123	$700,011	$622,436

	Year Ended December 31,
	2020	2019	2018
Real Property NOI	649,233	586,649	524,178
Home Sales NOI / Gross Profit	43,815	47,579	42,698
Rental Program NOI	115,283	104,382	95,968
Ancillary NOI / Gross Profit	38,615	30,206	25,207
Site rent from Rental Program (included in Real Property NOI)	(74,823)	(68,805)	(65,615)
NOI / Gross profit	$772,123	$700,011	$622,436

SUN COMMUNITIES	2021 - PROXY STATEMENT	92

SUN COMMUNITIES, INC.

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D44315-P52747

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUN COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Gary A. Shiffman	☐	☐	☐
1b. Tonya Allen	☐	☐	☐
1c. Meghan G. Baivier	☐	☐	☐
1d. Stephanie W. Bergeron	☐	☐	☐
1e. Brian M. Hermelin	☐	☐	☐
1f. Ronald A. Klein	☐	☐	☐
1g. Clunet R. Lewis	☐	☐	☐
1h. Arthur A. Weiss	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
3. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and 10-K Wrap are available at www.proxyvote.com.

D44316-P52747

SUN COMMUNITIES, INC.
Annual Meeting of Stockholders
May 19, 2021 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary A. Shiffman and Karen J. Dearing, or either of them, as attorneys and proxies of the undersigned stockholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Sun Communities, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/SUI2021 on Wednesday, May 19, 2021 at 11:00 a.m. EDT, and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side